                 EXHIBIT 2: AGREEMENT AND PLAN OF SHARE EXCHANGE

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                               AGREEMENT AND PLAN

                                OF SHARE EXCHANGE

                                 BY AND BETWEEN

                    SOUTHERN COMMUNITY FINANCIAL CORPORATION

                                       AND

                               THE COMMUNITY BANK

                                  JULY 30, 2003

                                TABLE OF CONTENTS

ARTICLE I     THE EXCHANGE..................................................................................    1

   1.01.     Names Of Exchanging Corporations...............................................................    1
   1.02.     The Exchange...................................................................................    1
   1.03.     Conversion and Exchange of Stock...............................................................    1
     (a)     Consideration..................................................................................    1
     (b)     Stock Exchange Ratio and Cash Elections........................................................    1
     (c)     Election of Form of Consideration..............................................................    1
     (d)     Required Ratio of Consideration; Allocations of Consideration..................................    2
     (e)     Exchange and Payment Procedures; Surrender of Certificates.....................................    3
     (f)     Community Bank Certificates....................................................................    3
     (g)     Certificates and Dividends.....................................................................    4
     (h)     Antidilutive Adjustments.......................................................................    4
     (i)     Dissenters.....................................................................................    4
     (j)     Lost Certificates..............................................................................    4
     (k)     Fractional Shares..............................................................................    4
   1.04.     Closing; Articles Of Share Exchange; Effective Time............................................    5
   1.05.     Outstanding Financial Corporation Stock........................................................    5

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF COMMUNITY BANK.............................................    5

   2.01.     Organization; Standing; Power..................................................................    5
   2.02.     Community Bank's Capital Stock.................................................................    6
   2.03.     Principal Shareholders.........................................................................    6
   2.04.     Convertible Securities, Options, Etc...........................................................    6
   2.05.     Authorization and Validity of Agreement........................................................    6
   2.06.     Validity of Transactions; Absence of Required Consents or Waivers..............................    6
   2.07.     Community Bank's Books and Records.............................................................    7
   2.08.     Community Bank Reports.........................................................................    7
   2.09.     Community Bank Financial Statements............................................................    7
   2.10.     Tax Returns and Other Tax Matters..............................................................    8
   2.11.     Absence of Material Adverse Changes or Certain Other Events....................................    8
   2.12.     Absence of Undisclosed Liabilities.............................................................    8
   2.13.     Compliance with Existing Obligations...........................................................    8
   2.14.     Litigation and Compliance with Law.............................................................    8
   2.15.     Real Properties................................................................................    9
   2.16.     Loans, Accounts, Notes and Other Receivables...................................................   10
   2.17.     Securities Portfolio and Investments...........................................................   10
   2.18.     Personal Property and Other Assets.............................................................   11
   2.19.     Patents and Trademarks.........................................................................   11
   2.20.     Environmental Matters..........................................................................   11
   2.21.     Absence of Brokerage or Finder's Commissions...................................................   12
   2.22.     Material Contracts.............................................................................   12
   2.23.     Employment Matters; Employee Relations.........................................................   13
   2.24.     Employment Agreements; Employee Benefit Plans..................................................   13
   2.25.     Insurance......................................................................................   15
   2.26.     Insurance Of Deposits..........................................................................   15
   2.27.     Affiliates.....................................................................................   15
   2.28.     Obstacles to Regulatory Approval or Tax Treatment..............................................   16
   2.29.     Disclosure.....................................................................................   16

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF FINANCIAL CORPORATION.....................................   16

   3.01.     Organization; Standing; Power..................................................................   16

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
   3.02.     Capital Stock..................................................................................   16
   3.03.     Principal Shareholders.........................................................................   17
   3.04.     Subsidiaries...................................................................................   17
   3.05.     Convertible Securities, Options, Etc...........................................................   17
   3.06.     Authorization and Validity of Agreement........................................................   18
   3.07.     Validity of Transactions, Absence of Required Consents or Waivers..............................   18
   3.08.     Southern Community's and Financial Corporation's Books and Records.............................   18
   3.09.     Southern Community Reports.....................................................................   18
   3.10.     Financial Statements...........................................................................   19
   3.11.     Absence of Material Adverse Changes or Certain Other Events....................................   19
   3.12.     Absence of Undisclosed Liabilities.............................................................   19
   3.13.     Litigation and Compliance with Law.............................................................   19
   3.14.     Absence of Brokerage or Finders Commissions....................................................   20
   3.15.     Insurance......................................................................................   20
   3.16.     Loans, Accounts, Notes and Other Receivables...................................................   21
   3.17.     Securities Portfolio and Investments...........................................................   21
   3.18.     Obstacles to Regulatory Approval or Tax Treatment..............................................   21
   3.19.     Disclosure.....................................................................................   22

ARTICLE IV     COVENANTS OF COMMUNITY BANK..................................................................   22

   4.01.     Affirmative Covenants of Community Bank........................................................   22
     (a)     Affiliates of Community Bank...................................................................   22
     (b)     Community Bank Shareholders Meeting............................................................   22
     (c)     Conduct of Business Prior to Effective Time....................................................   22
     (d)     Periodic Financial and Other Information.......................................................   23
     (e)     Notice Of Certain Changes Or Events............................................................   24
     (f)     Accruals for Loan Loss Reserve and Expenses....................................................   24
     (g)     Consents to Assignment of Leases...............................................................   24
     (h)     Access.........................................................................................   24
     (i)     Deposit Liabilities............................................................................   24
     (j)     Further Action; Instruments of Transfer, Etc...................................................   24
   4.02.     Negative Covenants of Community Bank...........................................................   24
     (a)     Amendments to Articles of Incorporation or Bylaws..............................................   25
     (b)     Change in Capital Stock........................................................................   25
     (c)     Options, Warrants, and Rights..................................................................   25
     (d)     Dividends......................................................................................   25
     (e)     Employment, Benefit, or Retirement Agreements or Plans.........................................   25
     (f)     Accounting Practices...........................................................................   25
     (g)     Changes in Business Practices..................................................................   25
     (h)     Acquisition or Disposition of Assets...........................................................   25
     (i)     Debt; Liabilities..............................................................................   26
     (j)     Liens; Encumbrances............................................................................   26
     (k)     Waiver of Rights...............................................................................   26
     (l)     Other Contracts................................................................................   26
     (m)     Aggregate Deposit Liabilities..................................................................   26
     (n)     Foreclosures...................................................................................   27

ARTICLE V     COVENANTS OF FINANCIAL CORPORATION............................................................   27

   5.01.     Affirmative Covenants of Financial Corporation ................................................   27
     (a)     Financial Corporation Shareholders Meeting.....................................................   27
     (b)     Access.........................................................................................   27
     (c)     Further Action; Instruments of Transfer........................................................   27
     (d)     Employment of Other Community Bank Employees...................................................   27
     (e)     Employee Benefits..............................................................................   28

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
     (f)     Reconstitution of Financial Corporation's Board of Directors...................................   28
     (g)     Employment and Consulting Agreements...........................................................   28
     (h)     Community Bank as Subsidiary...................................................................   28
     (i)     Cash Dividends.................................................................................   29
     (j)     Blue Sky Approvals.............................................................................   29
     (k)     Available Funds................................................................................   29
     (l)     NASDAQ Notification............................................................................   29
   5.02.     Negative Covenants of Financial Corporation....................................................   29
     (a)     Amendments to Articles of Incorporation or Bylaws..............................................   29
     (b)     Change In Capital Stock........................................................................   29
     (c)     Options, Warrants, and Rights..................................................................   29
     (d)     Accounting Practices...........................................................................   29
     (e)     Changes in Business Practices..................................................................   29

ARTICLE VI     MUTUAL AGREEMENTS............................................................................   30

   6.01.     Registration Statement; Proxy Statement/Prospectus; Recommendation.............................   30
     (a)     Registration Statement.........................................................................   30
     (b)     Preparation and Distribution of Joint Proxy Statement/Prospectus...............................   30
     (c)     Recommendation of Community Bank's and Financial Corporation's Boards of Directors.............   30
   6.02.     Regulatory Approvals...........................................................................   30
   6.03.     Information for Proxy Statement/Prospectus and Regulatory Approvals............................   31
   6.04.     Expenses.......................................................................................   31
   6.05.     Confidentiality................................................................................   31
   6.06.     Real Property Matters..........................................................................   32
   6.07.     Treatment of Community Bank Stock Options......................................................    4
   6.08.     Tax Opinion....................................................................................   33

ARTICLE VII     CONDITIONS PRECEDENT TO EXCHANGE............................................................   33

   7.01.     Conditions to All Parties' Obligations.........................................................   33
     (a)     Approval by Governmental or Regulatory Authorities; No Disadvantageous Conditions..............   33
     (b)     Effectiveness of Registration Statement, Compliance with Securities and Other Blue Sky
             Requirements...................................................................................   34
     (c)     Adverse Proceedings, Injunction, Etc...........................................................   34
     (d)     Approval by Boards of Directors And Shareholders...............................................   34
     (e)     Fairness Opinions..............................................................................   34
     (f)     Tax Opinion....................................................................................   34
     (g)     Listing of Financial Corporation's Stock.......................................................   34
     (h)     No Termination or Abandonment..................................................................   35
     (i)     Articles of Share Exchange; Other Actions......................................................   35
   7.02.     Additional Conditions to Community Bank's Obligations..........................................   35
     (a)     Material Adverse Change........................................................................   35
     (b)     Compliance with Laws...........................................................................   35
     (c)     Financial Corporation's Representations and Warranties and Performance of Agreements; Officers'
             Certificate....................................................................................   35
     (d)     Legal Opinion of Financial Corporation's Counsel...............................................   35
     (e)     Other Documents and Information from Financial Corporation.....................................   35
     (f)     Acceptance by Community Bank's Counsel.........................................................   35
   7.03.     Additional Conditions to Financial Corporation's Obligations...................................   35
     (a)     Material Adverse Change........................................................................   36
     (b)     Compliance with Laws...........................................................................   36
     (c)     Community Bank's Representations and Warranties and Performance of Agreements; Officers'
             Certificate....................................................................................   36
     (d)     Legal Opinion of Community Bank's Counsel......................................................   36
     (e)     Other Documents and Information from Community Bank............................................   36

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
     (f)     Acceptance by Financial Corporation's Counsel..................................................   36
     (g)     Affiliates' Agreements.........................................................................   36
     (h)     Option Plan Matters............................................................................   36
     (i)     Officer Agreements.............................................................................   36

ARTICLE VIII     TERMINATION; BREACH........................................................................   36

   8.01.     Mutual Termination.............................................................................   36
   8.02.     Unilateral Termination.........................................................................   37
     (a)     Termination by Community Bank..................................................................   37
     (b)     Termination by Financial Corporation...........................................................   37
     (c)     Termination Due to Price Changes...............................................................   38
   8.03.     Breach; Remedies...............................................................................   39

ARTICLE IX     INDEMNIFICATION..............................................................................   40

   9.01.     Indemnification Following Termination of Agreement.............................................   40
     (a)     By Financial Corporation.......................................................................   40
     (b)     By Community Bank..............................................................................   40
   9.02.     Procedure for Claiming Indemnification.........................................................   41

ARTICLE X     MISCELLANEOUS PROVISIONS......................................................................   41

   10.01.    Survival of Representations, Warranties, Indemnification and Other Agreements..................   41
     (a)     Representations, Warranties and Other Agreements...............................................   41
     (b)     Indemnification................................................................................   42
   10.02.    Waiver.........................................................................................   42
   10.03.    Amendment......................................................................................   42
   10.04.    Notices........................................................................................   42
   10.05.    Further Assurance..............................................................................   43
   10.06.    Headings and Captions..........................................................................   43
   10.07.    Gender and Number..............................................................................   43
   10.08.    Entire Agreement...............................................................................   43
   10.09.    Severability of Provisions.....................................................................   43
   10.10.    Assignment.....................................................................................   43
   10.11.    Counterparts...................................................................................   43
   10.12.    Governing Law..................................................................................   43
   10.13.    Previously Disclosed Information...............................................................   43
   10.14     Best Knowledge.................................................................................   43
   10.15.    Inspection.....................................................................................   43
   10.16.    Exclusivity....................................................................................   44

Exhibit A             Plan of Share Exchange
Exhibit B             Index Group
Exhibit 5.01(g)       Employment, Consulting, and Termination Agreements

                      AGREEMENT AND PLAN OF SHARE EXCHANGE
                                 BY AND BETWEEN
                    SOUTHERN COMMUNITY FINANCIAL CORPORATION
                             AND THE COMMUNITY BANK

         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (hereinafter called "Agreement") entered into as of the 30th day of July 2003, by and between SOUTHERN COMMUNITY FINANCIAL CORPORATION ("Financial Corporation") and THE COMMUNITY BANK ("Community Bank").

         WHEREAS, Southern Community Bank and Trust ("Southern Community") is a North Carolina commercial bank with its principal office and place of business located in Winston-Salem, North Carolina; and,

         WHEREAS, Financial Corporation is a North Carolina corporation with its principal office and place of business located in Winston-Salem, North Carolina and is the owner of all the outstanding shares of common stock of Southern Community; and,

         WHEREAS, Community Bank is a North Carolina commercial bank with its principal office and place of business located in Pilot Mountain, North Carolina; and,

         WHEREAS, Financial Corporation and Community Bank have agreed that it is in their mutual best interests and in the best interests of the respective shareholders for Financial Corporation and Community Bank to consummate a share exchange whereby each of the outstanding shares of Community Bank's common stock would be exchanged for either cash or shares of Financial Corporation's common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

         WHEREAS, to effectuate the foregoing, Financial Corporation and Community Bank desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and,

         WHEREAS, the respective Boards of Directors of Community Bank and Financial Corporation have determined that it is in the best interests of their companies and their shareholders to consummate the transactions provided for herein.

         NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants, and promises herein contained, and subject to the terms and conditions hereof, Community Bank and Financial Corporation hereby mutually agree as follows:

                                    ARTICLE I
                                  THE EXCHANGE

         1.01. NAMES OF EXCHANGING CORPORATIONS. The name of the corporation whose shares will be acquired is "The Community Bank" and the name of the acquiring corporation is "Southern Community Financial Corporation."

         1.02.    THE EXCHANGE. At the "Effective Time" (as defined in Paragraph
1.04 below), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the North Carolina Business Corporation Act, as amended (the "Act"), each share of the $2.50 par value common stock of Community Bank ("Community Bank Stock") (other than any shares to which rights of dissent and appraisal are properly exercised as provided below) shall be exchanged (the "Exchange") for the consideration provided in Paragraph 1.03 (the "Consideration"). The Exchange shall have the effects set forth in Section 55-11-06 of the Act.

         1.03.    CONVERSION AND EXCHANGE OF STOCK.

         (a) CONSIDERATION. Except as otherwise provided in this Agreement, at the Effective Time all rights of Community Bank's shareholders with respect to all outstanding shares of Community Bank Stock shall cease to exist and, as consideration for and to effect the Exchange, each such outstanding share shall be converted, without any action by Financial Corporation or any Community Bank shareholder, into the right to receive either: (i) a number of shares of Financial Corporation Stock (as hereinafter defined); or (ii) cash. No share of Community Bank Stock, other than shares as to which the holders have validly exercised Dissenter's Rights (as defined in Paragraph 1.03(i)), shall be deemed to be outstanding or have any rights other than those set forth in this Paragraph 1.03(a) after the Effective Time.

         (b) STOCK EXCHANGE RATIO AND CASH ELECTIONS. (i) Each outstanding share of Community Bank Stock which under the terms of this Agreement is to be converted into the right to receive shares of Financial Corporation Stock ("Stock Election Share") shall, subject to Paragraph 1.03(h), be converted into and become the right to receive a number of shares of Financial Corporation Stock equal to the Cash Election Price (as defined below) divided by the Average Pre-Closing Price of Financial Corporation Stock, which quotient is the exchange ratio (the "Exchange Ratio"). For purposes of this Agreement, "Average Pre-Closing Price of Financial Corporation Stock" shall mean the average of the closing prices of shares of Financial Corporation Stock as reported on the NASDAQ National Market System for the fifteen consecutive full trading days ending on (and including) the Determination Date. "Determination Date" shall mean the date of the approval order of the Exchange by the Federal Reserve System or the North Carolina Banking Commission, whichever is later. The Average Pre-Closing Price of Financial Corporation Stock shall be calculated to the nearest one-hundredth and the Exchange Ratio shall be calculated to the nearest ten thousandth.

                  (ii) Each outstanding share of Community Bank Stock which under the terms of this Agreement is to be converted into the right to receive cash ("Cash Election Share") shall be converted into the right to receive the sum of (x) 0.80 times 5.00 times the Average Pre-Closing Price of Financial Corporation Common Stock and (y) 0.20 times $47.45 (the "Cash Election Price").

         (c) ELECTION OF FORM OF CONSIDERATION. Subject to the limitations described in this Agreement, each Community Bank shareholder shall have the right to elect the following forms of Consideration into which his or her shares of Community Bank Stock will be converted. Each shareholder's election must be made in writing in a form prescribed by Financial Corporation (an "Election of Consideration"). Financial Corporation shall forward the Election of Consideration to all shareholders of Community Bank at a reasonable date prior to the estimated Closing Date (as defined below), but not less than twenty days prior to the Closing Date. To be valid, an Election of Consideration must be signed by the shareholder and delivered to Financial Corporation within 25 business days following the mailing date of the Election of Consideration, or such other time and date as Community Bank and Financial Corporation may mutually agree ("Election Deadline"). Shareholders of Community Bank who do not return a properly completed Election of Consideration, or whose Elections of Consideration are received by Financial Corporation after the time prescribed, will be deemed to have made no election ("Non-Election"). Financial Corporation shall have the discretion, which it may delegate in whole or in part to its Exchange Agent, to determine whether the Elections of Consideration have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Elections of Consideration. The decision of Financial Corporation (or its Exchange Agent) in such matters shall be conclusive and binding and without any liability whatsoever to Community Bank. Neither Financial Corporation nor its Exchange Agent will be under any obligation to notify any person of any defect in Elections of Consideration submitted to the Exchange Agent.

         (d) REQUIRED RATIO OF CONSIDERATION; ALLOCATIONS OF CONSIDERATION. As used in this Paragraph, "Cash Amount" shall equal $15,163,738 plus $47.45 times 0.20 times the number of Community Bank Stock Options exercised prior to the Effective Time less $47.45 times 0.20 times the number of shares of Community Bank Stock, if any, purchased by Financial Corporation prior to the Effective Time. Within five Business Days after the Election Deadline, Financial Corporation's Exchange Agent shall calculate the allocation among holders of Community Bank Stock of rights to receive Financial Corporation Stock or cash in the Exchange in accordance with the Election Forms as follows:

                  (i) If the number of Cash Election Shares is greater than the quotient of (x) the Cash Amount divided by (y) the Cash Election Price (the "Cash Conversion Shares"), then:

                           (1) all Stock Election Shares will be converted into the right to receive Financial Corporation Stock; and

                           (2) each Cash Election Share will be converted into the right to receive Financial Corporation Stock and cash in the following manner:

                                    (A)     a proration factor (the "Cash
                                            Proration Factor") shall be
                                            determined by dividing (x) the Cash
                                            Amount by (y) the product of the
                                            number of Cash Election Shares
                                            multiplied by the Cash Election
                                            Price;

                                    (B)     the number of Cash Election Shares
                                            held by each holder of shares of
                                            Community Bank Stock that will be
                                            converted into the right to receive
                                            cash pursuant to the terms of
                                            Paragraph 1.03(b)(ii) shall be
                                            determined by multiplying the Cash
                                            Proration Factor by the number of
                                            Cash Election Shares held by such
                                            holder; and

                                    (C)     all Cash Election Shares other than
                                            those shares converted into the
                                            right to receive cash in accordance
                                            with the preceding subparagraph (B)
                                            shall be converted into the right to
                                            receive Financial Corporation Stock
                                            in accordance with the terms of
                                            Paragraph 1.03(b)(i); or

                  (ii) If the number of Cash Election Shares is less than the number of Cash Conversion Shares, then:

                           (1) all Cash Election Shares will be converted into the right to receive cash at the Cash Election Price; and

                           (2) each Stock Election Share will be converted into the right to receive Financial Corporation Stock and cash in the following manner:

                                    (a)     a proration factor (the "Stock
                                            Proration Factor") shall be
                                            determined by dividing the Stock
                                            Conversion Shares (as defined below)
                                            by the number of Stock Election
                                            Shares. The "Stock Conversion
                                            Shares" shall mean the difference
                                            between (x) the total number of
                                            shares of Community Bank Stock
                                            outstanding immediately prior to the
                                            Effective Time minus (y) the Cash
                                            Conversion Shares;

                                    (B)     the number of Stock Election Shares
                                            held by each holder of shares of
                                            Community Bank Stock that will be
                                            converted into the right to receive
                                            shares of Financial Corporation
                                            Stock pursuant to the terms of
                                            Paragraph 1.03(b)(i) shall be
                                            determined by multiplying the Stock
                                            Proration Factor by the number of
                                            Stock Election Shares held by such
                                            holder; and

                                    (C)     all Stock Election Shares other than
                                            those shares converted into the
                                            right to receive Financial
                                            Corporation Stock in accordance with
                                            the preceding subparagraph (B) shall
                                            be converted into the right to
                                            receive cash in accordance with the
                                            terms of Paragraph 1.03(b)(ii); or

                  (iii) If the number of Stock Election Shares is equal to the number of Stock Conversion Shares and the Number of Cash Election Shares is equal to the number of Cash Conversion Shares, then subparagraphs (i) and (ii) above shall not apply and all Cash Election Shares will be converted into the right to receive cash valued at the Cash Election Price and all Stock Election Shares will be converted into the right to receive Financial Corporation Stock in accordance with the Exchange Ratio.

         Financial Corporation shall have the discretion, which it may delegate in whole or in part to its Exchange Agent, to allocate the shares of any Community Bank shareholder determined to have made a Non-Election in such manner as Financial Corporation, in its sole discretion, shall consider reasonable and appropriate. The decision of Financial Corporation (or its Exchange Agent) in such matters shall be conclusive and binding and without any liability whatsoever to Community Bank.

         Any questions regarding allocations shall be resolved in such manner as Financial Corporation, in its sole discretion, shall consider reasonable and appropriate. Financial Corporation's decision regarding any such allocations shall be final and binding on Community Bank's shareholders and all parties to this Agreement.

         (e) EXCHANGE AND PAYMENT PROCEDURES; SURRENDER OF CERTIFICATES. As promptly as is reasonably practicable following the Effective Time, Financial Corporation shall send or cause to be sent to each former Community Bank shareholder of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering certificates evidencing Community Bank Stock (each a "Community Bank Certificate") to Financial Corporation or to an exchange agent appointed by Financial Corporation. Upon the proper surrender and delivery to Financial Corporation or its agent (in accordance with its instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Community Bank of his or her Community Bank Certificate(s), and in exchange therefor, Financial Corporation shall as soon as practicable thereafter issue and deliver to the shareholder: (i) a certificate evidencing the Financial Corporation Stock into which the shareholder's Community Bank Stock has been converted, and, if elected by the shareholder or if any proration requires; and (ii) an amount of cash to which such shareholder is entitled in exchange for his Community Bank Stock.

         (f) COMMUNITY BANK CERTIFICATES. At the Effective Time, and without any action by Financial Corporation, Community Bank or any Community Bank shareholder, Community Bank's stock transfer books shall be closed and there shall be no further transfers of Community Bank Stock on its stock transfer books or the registration of any transfer of a Community Bank Certificate by any holder thereof, and the holders of Community Bank Certificates shall cease to be, and shall have no further rights as, stockholders of Community Bank other than as provided in this Agreement. Following the Effective Time, Community Bank Certificates shall evidence only the right of the registered holder thereof to receive the Consideration into which his or her Community Bank Stock was converted at the Effective Time or, in the case of Community Bank Stock held by shareholders who properly shall have exercised Dissenters' Rights (as defined in Paragraph 1.03(i)), cash as provided in Article 13 of Act.

         (g) CERTIFICATES AND DIVIDENDS. Subject to Paragraph 1.03(j), no certificate evidencing Financial Corporation Stock shall be issued or delivered to any former Community Bank shareholder unless and until such shareholder shall have properly surrendered to Financial Corporation or its agent the Community Bank Certificate(s) formerly representing his or her shares of Community Bank Stock, together with a properly completed Transmittal Letter. Further, until a former Community Bank shareholder's Community Bank Certificates are so surrendered and certificates for the Financial Corporation Stock into which his or her Community Bank Stock was converted at the Effective Time actually are issued to him or her, no dividend or other distribution payable by Financial Corporation with respect to that Financial Corporation Stock as of any date subsequent to the Effective Time shall be paid or delivered to the former Community Bank shareholder. However, upon the proper surrender of the shareholder's Community Bank Certificate, Financial Corporation shall pay to the shareholder the amount of any such dividends or other distributions, without interest, that have accrued but remain unpaid with respect to that Financial Corporation Stock.

         (h) ANTIDILUTIVE ADJUSTMENTS. If, prior to the Effective Time, Community Bank or Financial Corporation shall declare any dividend payable in shares of Community Bank Stock or Financial Corporation Stock or shall subdivide, split, reclassify or combine the presently outstanding shares of Community Bank Stock or Financial Corporation Stock, then an appropriate and proportionate adjustment shall be made in the number of shares of Financial Corporation Stock to be issued in exchange for each of the shares of Community Bank Stock.

         (i) DISSENTERS. Any shareholder of Community Bank who properly exercises the right of dissent and appraisal with respect to the Exchange as provided in Section 55-13-02 of the North Carolina General Statutes ("Dissenter's Rights") shall be entitled to receive payment of the fair value of his or her shares of Community Bank Stock in the manner and pursuant to the procedures provided therein. Shares of Community Bank Stock held by persons who exercise Dissenter's Rights shall not be converted as described in Paragraph 1.03(a). However, if any shareholder of Community Bank who exercises Dissenter's Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of Community Bank Stock, at Financial Corporation's sole option, shall be deemed to have been converted into the right to receive Financial Corporation Stock as of the Effective Time as provided in Paragraph 1.03(a) hereof.

         (j) LOST CERTIFICATES. Shareholders of Community Bank whose Community Bank Certificates have been lost, destroyed, stolen or otherwise are missing shall be entitled to receive the certificates evidencing Financial Corporation Stock to which they are entitled in accordance with and upon compliance with reasonable conditions imposed by Financial Corporation, including without limitation, a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amounts satisfactory to Financial Corporation.

         (k) FRACTIONAL SHARES. No fractional shares of Financial Corporation Stock shall be issued or delivered in connection with the Exchange. In lieu of any such fractional share, subject to the terms and conditions of this paragraph 1.03, each holder of shares of Community Bank Stock who would otherwise have been entitled to a fraction of a share of Financial Corporation Stock shall be entitled to receive cash (without interest) in an amount equal to such fraction multiplied by the Cash Election Price.

         1.04. CLOSING; ARTICLES OF SHARE EXCHANGE; EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Financial Corporation in Winston-Salem, North Carolina, or at such other place as Financial Corporation and Community Bank shall mutually designate, on a date mutually agreed by Financial Corporation and Community Bank (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Exchange by governmental or regulatory authorities. At the Closing, Community Bank and Financial Corporation shall take such actions (including, without limitation, the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Exchange and cause it to become effective, and shall execute Articles of Share Exchange under North Carolina law which shall contain a "Plan of Exchange" substantially in the form attached as Exhibit A hereto.

         Subject to the terms and conditions set forth herein (including, without limitation, the receipt of all required approvals of governmental agencies and regulatory authorities), the Exchange shall be effective on the date and at the time (the "Effective Time") specified in the Articles of Share Exchange as filed with the North Carolina Secretary of State in accordance with law.

         1.05. OUTSTANDING FINANCIAL CORPORATION STOCK. The status of the shares of Financial Corporation Stock that are outstanding immediately prior to the Effective Time shall not be affected by the Exchange.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF COMMUNITY BANK

         Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 10.13 below) to Financial Corporation, Community Bank hereby makes the following representations and warranties to Financial Corporation:

         2.01. ORGANIZATION; STANDING; POWER. Community Bank (i) is duly organized and incorporated, validly existing, and in good standing under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease, and operate its properties and to carry on its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased, or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Community Bank, and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Community Bank. Community Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. Community Bank is a member of the Federal Home Loan Bank ("FHLB") of Atlanta.

         2.02.    COMMUNITY BANK'S CAPITAL STOCK.

         (a) At the Effective Time, Community Bank's authorized capital stock will consist of 10,000,000 shares of common stock, $2.50 par value per share, of which no more than 1,597,863 shares, plus such number of additional shares, if any, as shall have been issued by Community Bank after the date of this Agreement as provided in Paragraph 4.02(b) hereof, will be issued and outstanding and constitute Community Bank's only outstanding securities.

         Each outstanding share of Community Bank Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and, except to the extent set forth in N.C.G.S. 53-42, nonassessable, and (ii) has not been issued in violation of the preemptive rights of any shareholder. The Community Bank Stock has been registered with the Federal Deposit Insurance corporation ("FDIC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and Community Bank is subject to the registration and reporting requirements of the 1934 Act.

         (b)      SUBSIDIARIES. Community Bank has no subsidiaries.

         2.03. PRINCIPAL SHAREHOLDERS No person or entity is known to management of Community Bank to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Community Bank Stock.

         2.04. CONVERTIBLE SECURITIES, OPTIONS, ETC. With the exception of options to purchase an aggregate of 21,191 shares of Community Bank Stock which have been issued and are outstanding under the Community Bank stock option plans ("Community Bank Stock Options"), Community Bank does not have any outstanding
(i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Community Bank Stock or any other securities of Community Bank; (ii) options, warrants, rights, calls, or other commitments of any nature which entitle any person to receive or acquire any shares of Community Bank Stock or any other securities of Community Bank; or
(iii) plans, agreements or other arrangements pursuant to which shares of Community Bank Stock or any other securities of Community Bank, or options, warrants, rights, calls, or other commitments of any nature pertaining thereto, have been or may be issued.

         2.05. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Community Bank's Board of Directors in the manner required by law. Subject only to approval of this Agreement by the shareholders of Community Bank in the manner required by law (as contemplated by Paragraph 6.01(b) below) and receipt of all required approvals of governmental or regulatory authorities having jurisdiction over Community Bank, Southern Community and Financial Corporation (collectively, the "Regulatory Authorities") (as contemplated by Paragraph 6.02 below), (i) Community Bank has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement; (ii) all corporate action required to authorize Community Bank to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein has been duly and properly completed or obtained; and (iii) this Agreement has been duly executed on behalf of Community Bank, and (assuming due authorization, execution and delivery by Financial Corporation) constitutes the valid and binding agreement of Community Bank, enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally; and (B) by legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies), and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

         2.06. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Subject to the receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Community Bank with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Community Bank's Articles of Incorporation or Bylaws, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Community Bank is bound or by which it, its business, capital stock, or any properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction, or encumbrance upon any of Community Bank's properties or assets; (iii) violate any applicable federal or state statute, law, rule, or regulation, or any judgment, order, writ, injunction, or decree of any court, administrative or regulatory agency, or governmental body which violation will or may have a material adverse effect on Community Bank, its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, or on Community Bank's ability to consummate the transactions described herein or to carry on the business of Community Bank as presently conducted; (iv) result in the acceleration of any material obligation or indebtedness of Community Bank; or
(v) interfere with or otherwise adversely affect Community Bank's ability to carry on its business as presently conducted.

         No consents, approvals, or waivers are required to be obtained from any person or entity in connection with Community Bank's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Community Bank's shareholders and of the Regulatory Authorities.

         2.07. COMMUNITY BANK'S BOOKS AND RECORDS. Community Bank's books of account and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Community Bank's items of income and expense and all of its assets, liabilities, and stockholders' equity. The minute books of Community Bank accurately reflect in all material respects the corporate actions that its shareholders and Board of Directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Financial Corporation and its representatives.

         2.08. COMMUNITY BANK REPORTS. Community Bank has filed all reports, registrations, and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the North Carolina Commissioner of Banks (the "Commissioner"), and (iii) any other Regulatory Authorities. All such reports, registrations, and statements filed by Community Bank with the FDIC, the Commissioner, or other such Regulatory Authorities are collectively referred to herein as the "Community Reports." To the Best Knowledge (as such term is defined in Paragraph 10.14 hereof) of management of Community Bank, as of their respective dates, each Community Report complied in all material respects with all the statutes, rules, and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and Community Bank has not been notified by any such governmental or regulatory authority that any such Report was deficient in any material respect as to form or content.

         2.09. COMMUNITY BANK FINANCIAL STATEMENTS. Community Bank has Previously Disclosed to Financial Corporation a copy of its audited statements of financial condition as of December 31, 2002, 2001, and 2000 and its audited statements of income, stockholders' equity and cash flows for the years ended December 31, 2002, 2001, and 2000, together with notes thereto (collectively, the "Community Bank Audited Financial Statements"), together with copies of its unaudited statements of financial condition as of March 31, 2003, and unaudited statements of income and cash flows for the three-month period ended March 31, 2003 and 2002 (collectively, the "Community Bank Interim Financial Statements"). Following the date of this Agreement, Community Bank promptly will deliver to Financial Corporation all other annual or interim financial statements prepared by or for Community Bank. The Community Bank Audited Financial Statements and the Community Bank Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with Community Bank's books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and (iii) present fairly in all material respects Community Bank's financial condition, assets and liabilities, results of operations, changes in stockholders' equity, and changes in cash flows as of the dates indicated and for the periods specified therein. The Community Bank Audited Financial Statements have been audited by Community Bank's independent certified public accountants, Dixon Odom PLLC.

         2.10. TAX RETURNS AND OTHER TAX MATTERS. (i) Community Bank has timely filed or caused to be filed all federal, state, and local tax returns and reports which are required by law to have been filed, and to the Best Knowledge of management of Community Bank, all such returns and reports were true, correct, and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state, and local income, profits, franchise, sales, use, occupation, property, excise, and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Community Bank or its property have been fully paid, or if not yet due, a reserve or accrual, which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes, is reflected in the Community Bank Interim Financial Statements; (iii) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of Community Bank have not been subjected to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department Revenue and Community Bank has not received any indication of the pendency of any audit or examination in connection with any tax return or report and, to the Best Knowledge of management of Community Bank, no such return or report is subject to adjustment; and (iv) Community Bank has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax.

         2.11.     ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.

         (a) Since March 31, 2003, Community Bank has conducted its business only in the ordinary course and there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance to the Best Knowledge of management of Community Bank which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in a material adverse change, in or affecting Community Bank's financial condition or results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations.

         (b) Since March 31, 2003, and other than in the ordinary course of its business including its normal salary review for 2003, Community Bank has not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation, or general benefits payable or provided to its employees, suffered any loss, destruction, or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

         2.12. ABSENCE OF UNDISCLOSED LIABILITIES. Community Bank has no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent, or otherwise, whether due or to become due (including, without limitation, tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Community Bank Audited Financial Statements or the Community Bank Interim Financial Statements; (ii) increases in deposit accounts in the ordinary course of its business since March 31, 2003; or (iii) loan commitments in the ordinary course of its business since March 31, 2003.

         2.13. COMPLIANCE WITH EXISTING OBLIGATIONS. Community Bank has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding, or other undertaking (whether oral or written) to which Community Bank is bound or by which it, its business, capital stock, or any of its properties or assets may be affected, which default or violation would have a material adverse effect on Community Bank.

         2.14.    LITIGATION AND COMPLIANCE WITH LAW.

         (a) There are no actions, suits, arbitrations, controversies, or other proceedings or investigations (or, to the Best Knowledge of management of Community Bank, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending, or, to the Best Knowledge of management of Community Bank, threatened, contemplated, or probable of assertion, against, relating to, or otherwise affecting Community Bank or any of its properties, assets or employees.

         (b) Community Bank has all licenses, permits, orders, authorizations, or approvals ("Community Bank Permits") of any federal, state, local, or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease, and operate its properties. All such Community Bank Permits are in full force and effect. No violations are or have been recorded in respect of any such Community Bank Permits. No proceeding is pending or, to the Best Knowledge of management of Community Bank, threatened or probable of assertion to suspend, cancel, revoke, or limit any Community Bank Permit.

         (c) Community Bank is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, or other similar agreement, order, directive, memorandum, or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance, or any other matter. There are no judgments, orders, stipulations, injunctions, decrees, or awards against Community Bank which in any manner limit, restrict, regulate, enjoin, or prohibit any present or past business or practice of Community Bank. Community Bank has not been advised that any regulatory or other governmental authority or any court is contemplating, threatening, or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree, or award.

         (d) Community Bank is not in violation of, or default in any material respect under, and Community Bank has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, or decrees of any court or federal, state, municipal, or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties, or assets (including, without limitation, all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Community Bank). To the Best Knowledge of management of Community Bank, there is no basis for any claim by any person or authority for compensation, reimbursement, or damages or other penalties for any violations described in this subparagraph (d).

         2.15.    REAL PROPERTIES.

         (a) Community Bank has Previously Disclosed to Financial Corporation a listing of all real property owned or leased by Community Bank (including, without limitation, banking facilities and all other real estate or foreclosed properties, including improvements thereon, owned by Community Bank) (collectively the "Community Bank Real Property") and all leases, if any, pertaining to any such Community Bank Real Property to which Community Bank is a party (the "Community Bank Real Property Leases"). With respect to each parcel of the Community Bank Real Property owned by Community Bank, Community Bank has good and marketable fee simple title to such Community Bank Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects, and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially and adversely affect the value of the Community Bank Real Property and which do not and will not materially detract from, interfere with, or restrict the present or future use of the Community Bank Real Property. With respect to each Community Bank Real Property Lease: (A) such lease is valid and enforceable in accordance with its terms; (B) there currently exists no circumstance or condition which constitutes an event of default by Community Bank or their lessor or which, with the passage of time or the giving of required notices, will or could constitute such an event of default; (C) the execution and delivery of this Agreement does not constitute an event of default thereunder; and (D) there are no provisions restricting assignment.

         (b) The Community Bank Real Property complies in all material respects with all applicable federal, state, and local laws, regulations, ordinances, or orders of any governmental or regulatory authority, including those relating to zoning, building and use permits, and the parcels of Community Bank Real Property upon which Community Bank's banking or other offices are situated, or which are used by Community Bank in conjunction with its banking or other offices or for other purposes, may be used under applicable zoning ordinances for the purposes for which they are currently used as a matter of right rather than as a conditional or nonconforming use.

         (c) All improvements and fixtures included in or on the Community Bank Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which in any material respect interferes with Community Bank's use (or will interfere with Financial Corporation's use after the Exchange) or adversely affects the economic value thereof.

         2.16.    LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

         (a) All loans, accounts, notes and other receivables reflected as assets on Community Bank's books and records (i) have resulted from bona fide business transactions in the ordinary course of Community Bank's operations;
(ii) in all material respects were made in accordance with Community Bank's customary loan policies and procedures; and (iii) are owned by Community Bank free and clear of all liens, encumbrances, assignments, participation or repurchase agreements, or other exceptions to title or to the ownership or collection rights of any other person or entity (other than Federal Home Loan Bank borrowings or repurchase agreements entered into in the ordinary course of business).

         (b) All records of Community Bank regarding all outstanding loans, accounts, notes, and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which Community Bank's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected, and enforceable liens on all such Loan Collateral having the priority described in Community Bank's records of such loan.

         (c) Each loan reflected as an asset on Community Bank's books, and each guaranty therefor, is the legal, valid, and binding obligation of the obligor or guarantor thereon, and no defense, offset, or counterclaim has been asserted with respect to any such loan or guaranty.

         (d) Community Bank has Previously Disclosed to Financial Corporation a listing of (i) each loan, extension of credit, or other asset of Community Bank which, as of March 31, 2003, was classified by the FDIC, the Commissioner, or by Community Bank as "Loss", "Doubtful", "Substandard", or "Special Mention" (or otherwise by words of similar import), or which Community Bank has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (ii) each loan or extension of credit of Community Bank which, as of March 31, 2003, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy, or otherwise has indicated an inability or intention not to repay such loan or extension of credit.

         (e) To the Best Knowledge of management of Community Bank, each of Community Bank's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (d) above) is collectible in the ordinary course of Community Bank's business in an amount which is not less than the amount at which it is carried on Community Bank's books and records.

         (f) Community Bank's reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the Commissioner and the FDIC and, in the best judgment of management of Community Bank, is reasonable in view of the size and character of Community Bank's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Community Bank's loan portfolios and other real estate owned.

         2.17. SECURITIES PORTFOLIO AND INVESTMENTS. Community Bank has Previously Disclosed to Financial Corporation a listing of all securities owned, of record or beneficially, by Community Bank as of March 31, 2003. All securities owned are held free and clear of all mortgages, liens, pledges, encumbrances, or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of its business to secure public funds deposits or Federal Home Loan Bank borrowings or repurchase agreements entered into in the ordinary course of business), which would materially impair the ability of Community Bank to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Community Bank is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" under which Community Bank has "sold" securities under agreement to repurchase, Community Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed by Community Bank, as the case may be, which is secured by such collateral.

         Except for fluctuations in the market values of United States Treasury and agency securities, municipal securities, or other debt securities since March 31, 2003, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of Community Bank's securities portfolio as a whole.

         2.18. PERSONAL PROPERTY AND OTHER ASSETS. All banking equipment, data processing equipment, vehicles, and other personal property used by Community Bank and material to the operation of its business are owned or leased by Community Bank free and clear of all liens, encumbrances, title defects, or exceptions to title. All personal property of Community Bank material to its business is in good operating condition and repair, ordinary wear and tear excepted.

         2.19. PATENTS AND TRADEMARKS. Community Bank owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted. Community Bank has not violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

         2.20.    ENVIRONMENTAL MATTERS.

         (a) As used in this Agreement, "Environmental Laws" shall mean, without limitation:

                  (i) all federal, state, and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act, and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time); and

                  (ii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any Hazardous Substances (as defined below).

         As used in this Agreement, "Hazardous Substance" shall mean any materials, substances, wastes, chemical substances, or mixtures presently listed, defined, designated, or classified as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Laws, whether by type, quantity or concentration, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil, or other petroleum products, byproducts or additives, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether ("MTBE") or radioactive material.

         (b) Community Bank has Previously Disclosed to Financial Corporation copies of all written reports, correspondence, notices, or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions, or proceedings, past or pending, of the Community Bank Real Property and any improvements thereon, or pertaining to any violation or alleged violation of Environmental Laws on, affecting or otherwise involving the Community Bank Real Property or involving Community Bank.

         (c) To the Best Knowledge of management of Community Bank after reasonable inquiry, there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, discharge, release, or threatened release of any Hazardous Substances by any person on, from or relating to the

Community Bank Real Property which constitutes a violation of any Environmental Laws, or any removal, clean-up or remediation of any Hazardous Substances from, on or relating to the Community Bank Real Property.

         (d) Community Bank has not violated any Environmental Laws, and, to the Best Knowledge of management of Community Bank after reasonable inquiry, there has been no violation of any Environmental Laws by any other person or entity for whose liability or obligation with respect to any particular matter or violation Community Bank is or may be responsible or liable.

         (e) Community Bank is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Community Bank Real Property by any person or entity.

         (f) To the Best Knowledge of management of Community Bank after reasonable inquiry, no facts, events or conditions relating to the Community Bank Real Property or the operations of Community Bank at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

         (g) To the Best Knowledge of management of Community Bank (it being understood by Financial Corporation that, for purposes of this representation, management of Community Bank has not undertaken a review of each of Community Bank's loan files with respect to all Loan Collateral), (i) there has been no violation of any Environmental Laws by any person or entity (including any violation with respect to any Loan Collateral) for whose liability or obligation with respect to any particular matter or violation Community Bank is or may be responsible or liable; (ii) Community Bank is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity; and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

         2.21. ABSENCE OF BROKERAGE OR FINDER'S COMMISSIONS. Except for the engagement of Scott & Stringfellow, Inc. by Community Bank: (i) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Community Bank or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and, (ii) Community Bank has not agreed, or has any obligation, to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

         2.22. MATERIAL CONTRACTS. Other than a benefit plan or employment agreement Previously Disclosed to Financial Corporation pursuant to Paragraph
2.24 hereof, Community Bank is not a party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of $25,000 (ii) which is not to be performed in full within the six month period following the date of this Agreement; (iii) which calls for the provision of goods or services to Community Bank and cannot be terminated without material penalty upon written notice to the other party thereto; (iv) which is material to Community Bank and was not entered into in the ordinary course of business;
(v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps; (vi) which commits Community Bank to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of Community Bank's business); (vii) which involves the sale of any assets of Community Bank which are used in and material to the operation of their business; (viii) which involves any purchase of real property, or which involves the purchase of any other assets in the amount of $10,000 or more in the case of any single transaction or $25,000 or more in the case of all such transactions; (ix) which involves the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Community Bank; or (x) with any director, officer or principal shareholder of Community Bank (including without limitation any consulting agreement, but not including any agreements relating to loans or other banking services which were made in the ordinary course of Community Bank's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

         Community Bank is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute a default, under any contract, lease, insurance policy, commitment, or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations of Community Bank.

         2.23. EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. Community Bank has Previously Disclosed to Financial Corporation a listing of the names, years of credited service and current base salary or wage rates of all of its employees as of July 25, 2003. Community Bank (i) has in all material respects paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or its existing agreements, benefit plans, policies or practices; and (ii) is in compliance with all federal, state, and local laws, statutes, rules, and regulations with regard to employment and employment practices, terms and conditions, and wages and hours, and other compensation matters. No person has, to the Best Knowledge of management of Community Bank, asserted that Community Bank is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

         There is no action, suit, or proceeding by any person pending or, to the Best Knowledge of management of Community Bank, threatened, against Community Bank (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge, or similar claims.

         Community Bank is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union, or any other collective bargaining unit or organization. There is no pending or, to the Best Knowledge of management of Community Bank, threatened labor dispute, work stoppage, or strike involving Community Bank and any of its employees, or any pending or, to the Best Knowledge of management of Community Bank, threatened proceeding in which it is asserted that Community Bank has committed an unfair labor practice; and, to the Best Knowledge of management of Community Bank, there is no activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

         2.24.    EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS.

         (a) Community Bank is not a party to or bound by any employment agreements with any of its directors, officers, or employees, except for the employment agreement between Community Bank and James O. Frye dated November 1, 1991. Community Bank is also a party to a deferred compensation agreement with Mr. Frye dated December 17, 1992 and a Supplemental Executive Retirement Plan for the Senior Management Employees of The Community Bank dated January 1, 1994 under which Mr. Frye and Merle B. Andrews are participants.

         (b) Community Bank has Previously Disclosed to Financial Corporation a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Community Bank for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Community Bank Plans"). True and complete copies of all Community Bank Plans, including, but not limited to, any trust instruments or insurance contracts, if any, forming a part thereof or applicable to the administration of any such Community Bank Plans or the assets thereof, and all amendments thereto, previously have been supplied to Financial Corporation. Community Bank does not maintain, sponsor, contribute to or otherwise participate in any "Employee Benefit Plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of
Section 3(40) of ERISA. Each Community Bank Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received or applied for a favorable determination letter from the IRS to the effect that they are so qualified, and Community Bank is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Community Bank Plans (and any Community Bank Plans previously maintained by Community Bank) required to be filed with any governmental department, agency, service or other authority, including without limitation IRS Form 5500 (Annual Report), have been properly and timely filed.

         (c) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Community Bank, to the extent each is subject to ERISA, currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending or, to the Best Knowledge of management of Community Bank, threatened litigation relating to any Community Bank Plan or any employee benefit plan, contract or arrangement previously maintained by Community Bank. Community Bank has not engaged in a transaction with respect to any Community Bank Plan that could subject Community Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

         (d) Community Bank has delivered to Financial Corporation a true, correct and complete copy (including copies of all amendments thereto) of each retirement plan maintained by Community Bank which is intended to be a plan qualified under Section 401(a) of the Code (collectively, the "Community Bank Retirement Plans"), together with true, correct and complete copies of the summary plan descriptions relating to the Community Bank Retirement Plans, the most recent determination letters received from the IRS regarding the Community Bank Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Community Bank Retirement Plans.

         The Community Bank Retirement Plans are qualified under the provisions of Section 401(a) of the Code, the trusts under the Community Bank Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the Community Bank Retirement Plans to said effect, including determination letters covering the current terms and provisions of the Community Bank Retirement Plans. There are no issues relating to said qualification or exemption of the Community Bank Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guarantee Corporation or any court. The Community Bank Retirement Plans and the administration thereof meet (and have met since the establishment of the Community Bank Retirement Plans) in all material respects all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Community Bank Retirement Plans and do not violate (and since the establishment of the Community Bank Retirement Plans have not violated) in any material respect any of the applicable provisions of ERISA, the Code and such other laws, rules and regulations. Without limiting the generality of the foregoing, all reports and returns with respect to the Community Bank Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the Community Bank Retirement Plans or the administration thereof currently existing between Community Bank, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Community Bank or beneficiary of any such employee, or any other person or entity. No "reportable event" within the meaning of Section 4043 of ERISA has occurred at any time with respect to the Community Bank Retirement Plans.

         (e) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Community Bank with respect to the Community Bank Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Community Bank. Community Bank does not presently contribute, and has not contributed, to a "Multi-employer Plan." All contributions required to be made pursuant to the terms of each of the Community Bank Plans (including without limitation the Community Bank Retirement Plans and any other "pension plan" (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by Community Bank have been timely made. Neither the Community Bank Retirement Plans nor any other "pension plan" maintained by Community Bank has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Community Bank has not provided, and is not required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to Section 401(a)(29) of the Code. Under the Community Bank Retirement Plans and any other "pension plan" maintained by Community Bank as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

         (f) Except as provided in the terms of the Community Bank Retirement Plans themselves, there are no restrictions on the rights of Community Bank to amend or terminate any Community Bank Retirement Plan without incurring any liability thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein will, except as otherwise specifically provided in this Agreement, (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant; (ii) increase any benefits otherwise payable under any plan or agreement; or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

         (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Community Bank and its beneficiaries have been fully reflected on the Community Bank Audited Financial Statements to the extent required by and in accordance with GAAP. Any adjustments necessary will be made prior to the earlier of the Closing and December 31, 2003.

         2.25. INSURANCE. Community Bank has Previously Disclosed to Financial Corporation a listing of each blanket bond, liability insurance, life insurance or other insurance policy in effect on March 31, 2003, and in which it was an insured party or beneficiary (each a "Community Bank Policy" and collectively the "Community Bank Policies"). The Community Bank Policies provide coverage in such amounts and (other than the absence of directors and officers liability insurance) against such liabilities, casualties, losses, or risks as is customary or reasonable for entities engaged in Community Bank's businesses or as is required by applicable law or regulation. In the opinion of management of Community Bank, the insurance coverage provided under the Community Bank Policies is reasonable and adequate in all respects for Community Bank. Each of the Community Bank Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina, and Community Bank has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Community Bank is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any material premium increase on, and has not failed to pay any premium on any Community Bank Policy, and, to the Best Knowledge of management of Community Bank, there has not been any inaccuracy in any application for any Community Bank Policy. There are no pending claims with respect to any Community Bank Policy (and there are no facts which would form the basis of any such claim), and, to the Best Knowledge of management of Community Bank, there is currently no condition, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

         2.26. INSURANCE OF DEPOSITS. All deposits of Community Bank are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Community Bank to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Best Knowledge of management of Community Bank, are contemplated by the FDIC or otherwise to terminate such insurance.

         2.27. AFFILIATES. Community Bank has Previously Disclosed to Financial Corporation a listing of those persons deemed by Community Bank as of the date of this Agreement to be "Affiliates" of Community Bank (as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended ("1933 Act")), including persons, trusts, estates, corporations, or other entities related to persons deemed to be Affiliates of Community Bank.

         2.28. OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT. To the Best Knowledge of management of Community Bank, there exists no fact or condition (including Community Bank's record of compliance with the Community Reinvestment
Act) relating to Community Bank that may reasonably be expected to (i) prevent or materially impede or delay Financial Corporation from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; or (ii) prevent the Exchange from qualifying to be a reorganization under Section 368(a)(1)(B) of the Code; and, if any such fact or condition becomes known to Community Bank, Community Bank shall promptly (and in any event within three (3) days after obtaining such knowledge) communicate such fact or condition to Financial Corporation in writing.

         2.29. DISCLOSURE. To the Best Knowledge of management of Community Bank, no written statement, certificate, schedule, list, or other written information furnished by or on behalf of Community Bank to Financial Corporation in connection with this Agreement and the transactions described herein, when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF FINANCIAL CORPORATION

         As used in this Article, unless the context indicates otherwise, any reference to Southern Community shall include its subsidiaries. Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 10.13 below) to Community Bank, Financial Corporation hereby makes the following representations and warranties to Community Bank:

         3.01. ORGANIZATION; STANDING; POWER. Southern Community and Financial Corporation each (i) is duly organized and incorporated, validly existing, and in good standing under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease, and operate their respective properties and to carry on their respective business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased, or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Southern Community or Financial Corporation, and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Southern Community or Financial Corporation. Southern Community is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. Southern Community is a member of the FHLB of Atlanta and the Federal Reserve System. Financial Corporation is registered as a financial holding company with the Board of Governors of the Federal Reserve System ("Federal Reserve").

         3.02.    CAPITAL STOCK.

         (a) At the Effective Time, Financial Corporation's authorized capital stock will consist of 1,000,000 shares of preferred stock, no par value and 30,000,000 shares of common stock, no par value, one vote per share of which no more than 8,791,683 shares, plus such number of additional shares, if any, as shall have been issued by Financial Corporation after the date of this Agreement as provided in Paragraph 5.02(b) hereof, will be issued and outstanding and constitute Financial Corporation's only outstanding equity securities.

         Each outstanding share of the Financial Corporation Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable; and (ii) has not been issued in violation of the preemptive rights of any shareholder. The Financial Corporation Stock has been registered with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and Financial Corporation is subject to the registration and reporting requirements of the 1934 Act.

         (b) Southern Community's authorized capital stock consists of 1,000,000 shares of preferred stock, no par value ("Southern Community Preferred Stock ") and 20,000,000 shares of common stock, $2.50 par value, one vote per share (the "Southern Community Common Stock"). At the Effective Time, there will be 7,958,288 shares of the Southern Community Common Stock issued and no outstanding shares of Southern Community Preferred Stock.

                  Each outstanding share of Southern Community Common Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent provided in Section 53-42 of the North Carolina General Statutes); and (ii) has not been issued in violation of the preemptive rights of any shareholder.

         3.03. PRINCIPAL SHAREHOLDERS. Financial Corporation owns 100% of the outstanding Southern Community Common Stock. No person or entity is known to management of Financial Corporation to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Financial Corporation Stock.

         3.04.    SUBSIDIARIES.

         (a) (i) Financial Corporation has Previously Disclosed to Community Bank a list of all of the subsidiaries of Southern Community and Financial Corporation together with the jurisdiction of organization of each such subsidiary; (ii) Southern Community and Financial Corporation own, directly or indirectly, all the issued and outstanding equity securities of each of their respective Subsidiaries; (iii) no equity securities of any of their respective subsidiaries are or may become required to be issued (other than to Southern Community, Financial Corporation or their respective wholly-owned subsidiaries) by reason of any contractual right or obligation or otherwise; (iv) there are no contracts, commitments, understandings or arrangements by which any of such subsidiaries are or may be bound to sell or otherwise transfer any equity securities of any such subsidiaries (other than to Southern Community, Financial Corporation or their respective wholly-owned subsidiaries); (v) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities; (vi) all of the equity securities of each subsidiary held by Southern Community, Financial Corporation, or their respective subsidiaries are fully paid and nonassessable (except to the extent the common stock of Southern Community is assessable as set forth in N.C.G.S. 53-42), are owned by Southern Community, Financial Corporation, or their respective subsidiaries free and clear of any liens, charges, encumbrances or security interests, have been duly authorized, and are validly issued and outstanding; and (vii) none of the equity securities of any subsidiary held by Southern Community or Financial Corporation have been issued in violation of the preemptive rights of any shareholder.

         (b) As used in this Agreement, "subsidiary" shall have the same meaning as that term is defined in Rule 1-02 of Regulation S-X of the SEC.

         (c) Other than Venture Capital Solutions, L.P. and New Commerce Bancorp, Southern Community and Financial Corporation do not own beneficially, directly or indirectly, any equity securities or similar interests of any entity, or any interest in a partnership or joint venture of any kind, other than their respective Subsidiaries.

         (d) Each of Southern Community's and Financial Corporation's subsidiaries is duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on Southern Community or Financial Corporation.

         3.05. CONVERTIBLE SECURITIES, OPTIONS, ETC. With the exception of stock options to purchase an aggregate of 1,435,129 shares of Financial Corporation Stock which have been issued and are outstanding under the stock option plans of Financial Corporation (collectively the "Financial Corporation Stock Option Plans"), and 2,088,377 shares issuable on conversion of the convertible trust preferred securities issued by Financial Corporation's subsidiary, Southern Community Trust I, and convertible junior subordinated debentures issued by Financial Corporation on February 13, 2002, neither Southern Community nor Financial Corporation have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Financial Corporation Stock or any other securities of Southern Community or Financial Corporation; (ii) options, warrants, rights, calls, or other commitments of any nature which entitle any person to receive or acquire any shares of Financial Corporation Stock or any other securities of Southern Community or Financial Corporation; or (iii) plan, agreement or other arrangement pursuant to which shares of Financial Corporation Stock or any other securities of Southern Community or Financial Corporation, or options, warrants, rights, calls, or other commitments of any nature pertaining thereto, have been or may be issued.

         3.06. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Financial Corporation's Board of Directors in the manner required by law, and subject only to approval of this Agreement by the shareholders of Financial Corporation in the manner required by law (as contemplated by Paragraph 6.01(b) below) and by the Regulatory Authorities (as contemplated by Paragraph 6.02 below), (i) Financial Corporation has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein; (ii) all corporate proceedings and approvals required to authorize Financial Corporation to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken; and (iii) this Agreement has been duly executed on behalf of Financial Corporation, and (assuming due authorization, execution and delivery by Financial Corporation) constitutes the valid and binding agreement of Financial Corporation, enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally; and (B) by legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

         3.07. VALIDITY OF TRANSACTIONS, ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Subject to the approval of this Agreement by the shareholders of Financial Corporation in the manner required by law and receipt of required approvals of Regulatory Authorities, except where the same would not have a material adverse effect on Southern Community or Financial Corporation, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Financial Corporation with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Southern Community's or Financial Corporation's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Southern Community or Financial Corporation is bound or by which it, its business, capital stock, or any properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction, or encumbrance upon any of Southern Community's or Financial Corporation's properties or assets; (iii) violate any applicable federal or state statute, law, rule, or regulation, or any judgment, order, writ, injunction, or decree of any court, administrative or regulatory agency, or governmental body; or (iv) result in the acceleration of any obligation or indebtedness of Southern Community or Financial Corporation.

         No consents, approvals, or waivers are required to be obtained from any person or entity in connection with Financial Corporation's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Financial Corporation's shareholders and of Regulatory Authorities.

         3.08. SOUTHERN COMMUNITY'S AND FINANCIAL CORPORATION'S BOOKS AND RECORDS. Southern Community's and Financial Corporation's respective books of account and business records have been maintained in material compliance with all applicable legal and accounting requirements and such books and records are complete and reflect accurately in all material respects Southern Community's or Financial Corporation's respective items of income and expense and all of its assets, liabilities, and stockholders' equity. The minute books of Southern Community and Financial Corporation accurately reflect in all material respects the corporate actions which their shareholders and Boards of Directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Community Bank and its representatives.

         3.09. SOUTHERN COMMUNITY REPORTS. Southern Community and Financial Corporation have filed all reports, registrations, and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the Commissioner, (iii) the SEC, (iv) the Federal Reserve, and (v) any other Regulatory Authorities. All such reports, registrations, and statements filed by Southern Community or Financial Corporation with the FDIC, the Commissioner, the SEC, the Federal Reserve, or other such regulatory authority are collectively referred to herein as the "Southern Community Reports." To the Best Knowledge (as such term is defined in Paragraph 10.14 hereof) of management of Financial Corporation, each Southern Community Report complied in all material respects with all the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither Southern Community nor Financial Corporation has been notified by any Regulatory Authority that any Southern Community Report was deficient in any material respect as to form or content.

         3.10. FINANCIAL STATEMENTS. Financial Corporation has Previously Disclosed to Community Bank a copy of its audited consolidated statements of financial condition as of December 31, 2002, 2001 and 2000, and its audited consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000, together with notes thereto (the "Southern Community Audited Financial Statements"), and a copy of its unaudited consolidated balance sheet as of March 31, 2003 and its unaudited consolidated statements of operations for the three months ended March 31, 2003 and 2002 (the "Southern Community Interim Financial Statements"). Following the date of this Agreement, Financial Corporation promptly will deliver to Community Bank all other annual or interim financial statements prepared by or for Financial Corporation and Southern Community. The Southern Community Audited Financial Statements and the Southern Community Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with Financial Corporation's and Southern Community's books and records; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated; and (iii) present fairly in all material respects Financial Corporation's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equities, and changes in cash flows as of the dates indicated and for the periods specified therein. The Southern Community Financial Statements have been audited by Financial Corporation's independent certified public accountants, Dixon Odom PLLC.

         3.11.     ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.

         (a) Since March 31, 2003, Southern Community and Financial Corporation have conducted their business only in the ordinary course and there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance to the Best Knowledge of management of Financial Corporation which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in a material adverse change, in or affecting Financial Corporation's consolidated financial condition or results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations.

         (b) Since March 31, 2003, and other than in the ordinary course of its business, neither Southern Community nor Financial Corporation have incurred any material liability or engaged in any material transaction or entered into any material agreement, suffered any loss, destruction, or damage to any of their properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

         3.12. ABSENCE OF UNDISCLOSED LIABILITIES. Neither Southern Community nor Financial Corporation have any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent, or otherwise, whether due or to become due (including, without limitation, tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Southern Community Audited Financial Statements or the Southern Community Interim Financial Statements;
(ii) increases in deposit accounts, borrowings, and repurchase agreements in the ordinary course of business since March 31, 2003; or (iii) loan commitments in the ordinary course of business since March 31, 2003.

         3.13.    LITIGATION AND COMPLIANCE WITH LAW.

         (a) There are no actions, suits, arbitrations, controversies, or other proceedings or investigations (or, to the Best Knowledge of management of Financial Corporation, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any Regulatory Authority, which currently exists or is ongoing, pending, or, to the Best Knowledge of management of Financial Corporation, threatened, contemplated, or probable of assertion, against, relating to, or otherwise affecting Southern Community or Financial Corporation or any of their respective properties or assets or employees.

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         (b)      Southern Community and Financial Corporation have all
licenses, permits, orders, authorizations, or approvals ("Southern Community Permits") of any federal, state, local, or foreign governmental or regulatory body that are material to or necessary for the conduct of their business or to own, lease, and operate its properties. All such Southern Community Permits are in full force and effect. No violations are or have been recorded in respect of any such Southern Community Permits. No proceeding is pending or, to the Best Knowledge of management of Financial Corporation, threatened or probable of assertion to suspend, cancel, revoke, or limit any Southern Community Permit.

         (c) Neither Southern Community nor Financial Corporation are subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, or other similar agreement, order, directive, memorandum, or consent of, with or issued by any Regulatory Authority (including, without limitation, the FDIC, the Federal Reserve, or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance, or otherwise. There are no judgments, orders, stipulations, injunctions, decrees, or awards against Southern Community or Financial Corporation which in any manner limit, restrict, regulate, enjoin, or prohibit any present or past business or practice of Southern Community or Financial Corporation. Neither Southern Community nor Financial Corporation has been advised that any Regulatory Authority or any court is contemplating, threatening, or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree, or award.

         (d) To the Best Knowledge of management of Financial Corporation, neither Southern Community nor Financial Corporation is in violation of, or default in any material respect under, and Southern Community and Financial Corporation have complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, or decrees of any court or federal, state, municipal, or other Regulatory Authority having jurisdiction or authority over either of their business operations, properties, or assets (including, without limitation, all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Southern Community or Financial Corporation). To the Best Knowledge of management of Financial Corporation, there is no basis for any claim by any person or authority for compensation, reimbursement, or damages or other penalties for any violations described in this subparagraph.

         3.14. ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. Except for the engagement of Ryan Beck & Co., Inc. by Financial Corporation, (i) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Financial Corporation or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and, (ii) Financial Corporation has not agreed, and has no obligation, to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

         3.15. INSURANCE. Southern Community and Financial Corporation currently maintain a blanket bond and policies of liability insurance and other insurance (the "Southern Community Policies"), which provide coverage in such amounts and against such liabilities, casualties, losses, or risks as is customary or reasonable for entities engaged in Southern Community's or Financial Corporation's businesses or as is required by applicable law or regulation; and, in the reasonable opinion of management of Financial Corporation, the insurance coverage provided under the Southern Community Policies is reasonable and adequate in all respects for Southern Community or Financial Corporation. Each of the Southern Community Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina, and Southern Community and Financial Corporation have taken all requisite actions (including the giving of required notices) under each such Southern Community Policy in order to preserve all rights thereunder with respect to all matters. Neither Southern Community nor Financial Corporation is in default under the provisions of, neither has received any notice of cancellation or nonrenewal of, or any material premium increase on, or any failure to pay any premium on any Southern Community Policy. To the Best Knowledge of management of Financial Corporation, there has not been any inaccuracy in any application for any Southern Community Policy. There are no pending claims with respect to any Southern Community Policy and, to the Best Knowledge of management of Financial Corporation, there are currently no conditions, and there has been no occurrence of any event, that is reasonably likely to form the basis for any such claim.

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         3.16.    LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

         (a) All loans, accounts, notes and other receivables reflected as assets on Financial Corporation's or Southern Community's books and records (i) have resulted from bona fide business transactions in the ordinary course of Financial Corporation's or Southern Community's operations; (ii) in all material respects were made in accordance with Financial Corporation's or Southern Community's customary loan policies and procedures; and (iii) are owned by Financial Corporation or Southern Community free and clear of all liens, encumbrances, assignments, participation or repurchase agreements, or other exceptions to title or to the ownership or collection rights of any other person or entity (other than Federal Home Loan Bank borrowings or repurchase agreements entered into in the ordinary course of business).

         (b) All records of Financial Corporation and Southern Community regarding all outstanding loans, accounts, notes, and other receivables, and all other real estate owned, are accurate in all material respects. With respect to each loan which Southern Community's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected, and enforceable liens on all such Loan Collateral having the priority described in Southern Community's records of such loan.

         (c) Each loan reflected as an asset on Financial Corporation's or Southern Community's books, and each guaranty therefor, is the legal, valid, and binding obligation of the obligor or guarantor thereon, and no defense, offset, or counterclaim has been asserted with respect to any such loan or guaranty.

         (d) To the Best Knowledge of management of Financial Corporation, each of Financial Corporation's or Southern Community's loans and other extensions of credit (with the exception of those loans and extensions of credit which Southern Community has designated as special assets or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such assets or any obligors or Loan Collateral therefor) is collectible in the ordinary course of Financial Corporation's or Southern Community's business in an amount which is not less than the amount at which it is carried on Financial Corporation's or Southern Community's books and records.

         (e) Southern Community's reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the Commissioner and the Federal Reserve and, in the best judgment of management of Southern Community, is reasonable in view of the size and character of Southern Community's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Southern Community's loan portfolios and other real estate owned.

         3.17. SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by Southern Community are held free and clear of all mortgages, liens, pledges, encumbrances, or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of its business to secure public funds deposits or Federal Home Loan Bank borrowings or repurchase agreements entered into in the ordinary course of business), which would materially impair the ability of Southern Community to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Southern Community is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" under which Southern Community has "sold" securities under agreement to repurchase, Southern Community has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed by Southern Community, as the case may be, which is secured by such collateral.

         Except for fluctuations in the market values of United States Treasury and agency securities, municipal securities, or other debt securities since March 31, 2003, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of Southern Community's securities portfolio as a whole.

         3.18. OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT. To the Best Knowledge of management of Financial Corporation, there exists no fact or condition (including Southern Community's record of compliance with the Community Reinvestment Act) relating to Southern Community or Financial Corporation that may

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reasonably be expected to (i) prevent or materially impede or delay Southern
Community, Financial Corporation or Community Bank from obtaining the regulatory approvals required in order to consummate transactions described herein, or (ii) prevent the Exchange from qualifying to be a reorganization under Section 368(a)(1)(B) of the Code. If any such fact or condition becomes known to Financial Corporation, Financial Corporation shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to Community Bank in writing.

         3.19. DISCLOSURE. To the Best Knowledge of management of Financial Corporation, no written statement, certificate, schedule, list, or other written information furnished by or on behalf of Southern Community or Financial Corporation to Community Bank in connection with this Agreement and the transactions described herein, when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                           COVENANTS OF COMMUNITY BANK

         4.01. AFFIRMATIVE COVENANTS OF COMMUNITY BANK Community Bank hereby covenants and agrees as follows with Financial Corporation:

         (a) "AFFILIATES" OF COMMUNITY BANK. Community Bank will use its best efforts to cause each person who is an Affiliate of Community Bank (as defined in Paragraph 2.27 above), to execute and deliver to Financial Corporation at least five (5) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Financial Corporation Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to Financial Corporation. Certificates for the shares of Financial Corporation Stock issued to Affiliates of Community Bank shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

         (b) COMMUNITY BANK SHAREHOLDERS MEETING. Community Bank agrees to cause a meeting of its shareholders (the "Community Bank Shareholders Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by Community Bank's shareholders on the approval of the Exchange and the ratification and adoption of this Agreement. In connection with the call and conduct of, and all other matters relating to the Community Bank Shareholders Meeting (including the solicitation of proxies), Community Bank will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

         (c) CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. While the parties recognize that the operation of Community Bank until the Effective Time is the responsibility of Community Bank's Board of Directors and officers, Community Bank agrees that, between the date of this Agreement and the Effective Time, and except as otherwise provided herein or expressly agreed to in writing by Financial Corporation's President, Community Bank will carry on its business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Community Bank agrees that it will:

                  (i) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                  (ii) maintain all of its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                  (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

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

                  (iv) comply in all material respects with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

                  (v) not change its policies or procedures, including existing loan underwriting guidelines, in any material respect except as may be required by law;

                  (vi) continue to maintain in force insurance such as is described in Paragraph 2.25 hereof; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

                  (vii) promptly provide to Financial Corporation such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, employees or operations, as Financial Corporation reasonably shall request.

         (d) PERIODIC FINANCIAL AND OTHER INFORMATION. Following the date of this Agreement and until the Effective Time, Community Bank will deliver to Financial Corporation, as soon as each is available:

                  (i) an income statement and a statement of condition after each month end;

                  (ii) a copy of all interim financial statements after each quarter end;

                  (iii) a copy of each report, registration, statement, or other communication or regulatory filing made with or to any Regulatory Authority simultaneous with the filing or making thereof;

                  (iv) information regarding each new extension of credit in excess of $500,000 (other than a loan secured by a first lien on a one-to-four family principal residence which is being made for the purchase or refinancing of that residence with a loan to value of 80% or less) within ten business days after each calendar month end;

                  (v) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve within ten business days after each calendar quarter end;

                  (vi) an analysis and assessment of all classified or "watch list" loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan within ten business days after each calendar month end; and,

                  (vii) the following information with respect to loans and other extensions of credit (such assets being referred to in this Agreement as "Loans") as of, and within ten business days following, each calendar month end:

         (A) a list of Loans past due for 30 days or more as to principal or interest;

         (B)      a list of Loans in nonaccrual status;

         (c) a list of all Loans without principal reduction for a period of longer than one year;

         (D) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

         (E) a list of each reworked or restructured Loan still outstanding, including original terms, restructured terms and status; and

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

         (F) a list of any actual or threatened litigation by or against Community Bank pertaining to any Loan or credit, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

         (e) NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Community Bank promptly will notify Financial Corporation in writing of and provide to Financial Corporation such information as it shall request regarding (i) any material adverse change in its financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such material adverse change; or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation, or warranty of Community Bank herein, to be or become materially inaccurate, misleading, or incomplete, or which has resulted or may or could cause, create, or result in the breach or violation in any material respect of any of Community Bank's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.03 below.

         (f) ACCRUALS FOR LOAN LOSS RESERVE AND EXPENSES. Community Bank will cooperate with Financial Corporation and will make such appropriate accounting entries in its books and records and take such other actions as Community Bank shall, in its sole discretion, deem to be necessary or desirable in anticipation of the Exchange, including without limitation additional provisions to Community Bank's Loan Loss Reserve or accruals or the creation of reserves for employee benefit and expenses related to the transactions described in this Agreement; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by Community Bank and Financial Corporation, Community Bank shall not be required to make any such accounting entries until immediately prior to the Closing.

         (g) CONSENTS TO ASSIGNMENT OF LEASES. Community Bank will use its best efforts to obtain any required consents of its lessors to the assignment to Financial Corporation of Community Bank's rights and obligations under any personal property leases, each of which consents shall be in such form as shall be specified by Financial Corporation.

         (h) ACCESS. Community Bank agrees that, following the date of this Agreement and to and including the Effective Time, it will provide Financial Corporation and its employees, accountants, legal counsel, environmental consultants or other representatives access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, legal counsel and consultants, as Financial Corporation shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by or on behalf of Financial Corporation shall be performed in such a manner as will not interfere unreasonably with Community Bank's normal operations or with their relationships with their customers or employees, and shall be conducted in accordance with procedures established by the parties.

         (i) DEPOSIT LIABILITIES. Following the date of this Agreement and up to the Effective Time, Community Bank will make pricing decisions with respect to its deposit accounts in a manner consistent with its past practices based on competition and prevailing market rates in its banking markets and will give Financial Corporation notice of any material changes in the pricing of its deposit accounts.

         (j) FURTHER ACTION; INSTRUMENTS OF TRANSFER, ETC. Community Bank covenants and agrees with Financial Corporation that it (i) will use its reasonable best efforts in good faith to take or cause to be taken all action reasonably required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to Financial Corporation all documents or instruments reasonably required herein or as otherwise shall be reasonably necessary or useful to or reasonably requested by either of them in consummating such transactions, and, (iii) will cooperate with Financial Corporation in every reasonable way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

         4.02. NEGATIVE COVENANTS OF COMMUNITY BANK. Community Bank hereby covenants and agrees that, between the date hereof and the Effective Time, neither Community Bank nor any of its subsidiaries will do any of

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

the following things or take any of the following actions without the prior written consent and authorization of Financial Corporation's President:

         (a) AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Community Bank will not amend its Articles of Incorporation or Bylaws.

         (b) CHANGE IN CAPITAL STOCK. Community Bank will not (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities; or (ii) issue (including any issuance of shares pursuant to a stock dividend or any issuance of any securities convertible into capital stock), sell, purchase, redeem, retire, reclassify, combine, or split any shares of its capital stock or other securities, or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, Community Bank shall be permitted to issue shares of Community Bank Stock upon the exercise of stock options which are outstanding as of the date of this Agreement.

         (c) OPTIONS, WARRANTS, AND RIGHTS. Community Bank will not grant or issue any options, warrants, calls, puts, or other rights of any kind relating to the purchase, redemption, or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

         (d) DIVIDENDS. Community Bank will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders; provided that Community Bank may declare and pay its regular annual dividend in an amount not to exceed $0.56 per share between January 1 and January 15, 2004 if the Effective Time occurs on or after January 1, 2004.

         (e) EMPLOYMENT, BENEFIT, OR RETIREMENT AGREEMENTS OR PLANS. Except as required by law, Community Bank will not: (i) enter into or become bound by any contract, agreement, or commitment for the employment or compensation of any officer, employee, or consultant which is not immediately terminable by Community Bank without cost or other liability on no more than thirty (30) days notice; (ii) adopt, enter into, or become bound by any new or additional profit-sharing, bonus, incentive, change in control, "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life, or other), or similar contract, agreement, commitment, understanding, plan, or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees, or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

         (f) ACCOUNTING PRACTICES. Community Bank will not make any changes in its accounting methods, practices, or procedures or in depreciation or amortization policies, schedules, or rates heretofore applied (except as required by GAAP or governmental regulations).

         (g) CHANGES IN BUSINESS PRACTICES. Except as may be required by Regulatory Authorities (including but not limited to the FDIC or the Commissioner) or any other governmental or other regulatory agency, or as shall be required by applicable law, regulation, or this Agreement, Community Bank will not (i) change in any material respect the nature of its business or the manner in which it conducts its business; (ii) discontinue any material portion or line of its business; or (iii) change in any material respect its lending, investment, asset-liability management, or other material banking or business policies.

         (h)      ACQUISITION OR DISPOSITION OF ASSETS. Community Bank will not:

                  (i) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any real estate in any amount other than real estate owned;

                  (ii) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $25,000 for any individual item or asset, or more than $100,000 in the aggregate for all such items or assets;

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

                  (iii) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any real property in any amount;

                  (iv) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any equipment or any other fixed asset (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $25,000 for any individual item or asset, or more than $100,000 in the aggregate for all such items or assets;

                  (v) Enter into any purchase or other commitment or contract for supplies or services which obligates Community Bank for a period longer than one hundred and eighty (180) days;

                  (vi) Except in the ordinary course of its business consistent with its past practices and only after first providing Financial Corporation the opportunity to participate, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

                  (vii) Except in the ordinary course of its business consistent with its past practices, sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of Community Bank or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

         (i) DEBT; LIABILITIES. Except in the ordinary course of its business consistent with its past practices, Community Bank will not (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to the borrowing of money; (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity; or (iii) incur any other liability or obligation (absolute or contingent).

         (j) LIENS; ENCUMBRANCES. Community Bank will not mortgage, pledge or subject any of its assets to, or permit any of its assets to become or, except for those liens or encumbrances Previously Disclosed to Financial Corporation, remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing public funds deposits, repurchase agreements, or Federal Home Loan Bank borrowings).

         (k) WAIVER OF RIGHTS. Community Bank will not waive, release or compromise any rights in its favor against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders, nor will Community Bank waive, release or compromise any material rights against or with respect to any other person or entity except in the ordinary course of business and in good faith for fair value in money or money's worth.

         (l) OTHER CONTRACTS. Community Bank will not enter into or become bound by any contracts, agreements, commitments or understandings (other than those permitted elsewhere in this Paragraph 4.02) (i) for or with respect to any charitable contributions exceeding the budgeted amounts; (ii) with any governmental agency or Regulatory Authority; (iii) pursuant to which Community Bank would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding, and whether or not in the ordinary course of its business, would obligate or commit Community Bank to make expenditures over any period of time of more than $50,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Community Bank's lending operations).

         (m) AGGREGATE DEPOSIT LIABILITIES. Community Bank will not take any actions designed to materially increase or decrease the aggregate level of its deposits as they exist on the date of this Agreement.

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         (n)      FORECLOSURES. Except in the ordinary course of business in connection with any foreclosure of a mortgage or deed of trust securing a loan, Community Bank will not bid for or purchase any real property which is covered by that mortgage or deed of trust or which is the subject of that foreclosure.

                                    ARTICLE V
                       COVENANTS OF FINANCIAL CORPORATION

         5.01. AFFIRMATIVE COVENANTS OF FINANCIAL CORPORATION. Financial Corporation hereby covenants and agrees as follows with Community Bank:

         (a) FINANCIAL CORPORATION SHAREHOLDERS MEETING. Financial Corporation agrees to cause a meeting of its shareholders (the "Financial Corporation Shareholders Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by Financial Corporation's shareholders on the approval of the Exchange and the ratification and adoption of this Agreement. In connection with the call and conduct of, and all other matters relating to the Financial Corporation Shareholders Meeting (including the solicitation of proxies), Financial Corporation will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

         (b) ACCESS. Financial Corporation agrees that, following the date of this Agreement and to and including the Effective Time, it will provide Community Bank and its employees, accountants, legal counsel, environmental consultants or other representatives access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, legal counsel and consultants, as Community Bank shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by or on behalf of Community Bank shall be performed in such a manner as will not interfere unreasonably with Financial Corporation's normal operations or with its relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties; and, provided further, that Community Bank shall not have any right of access to Financial Corporation's personnel files and records.

         (c) FURTHER ACTION; INSTRUMENTS OF TRANSFER. Financial Corporation covenants and agrees with Community Bank that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date; (ii) shall perform all acts and execute and deliver to Community Bank all documents or instruments required herein, or as otherwise shall be reasonably necessary or useful to or requested by Community Bank, in consummating such transactions; (iii) will cooperate with Community Bank in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions; and, (iv) shall take such corporate action as is necessary to authorize the issuance of additional shares of Financial Corporation Stock as necessary to complete the Exchange.

         (d) EMPLOYMENT OF OTHER COMMUNITY BANK EMPLOYEES. In the case of employees of Community Bank other than those employees of Community Bank that are party to an employment agreement set forth in Paragraph 2.24(a) hereof or as provided in Paragraph 5.01(g) ("Community Bank Employees"), and provided they remain employed by Community Bank at the Effective Time, Financial Corporation will locate suitable positions for and offer employment to all Community Bank Employees for at least one year from the Effective Time at an office located within a reasonable commuting distance from their respective job locations at the Effective Time. Any employment so offered to a Community Bank Employee shall be in such a position and at such location as Financial Corporation shall determine in its sole discretion. Such employment shall be at least at such compensation as that of the Community Bank Employee at the Effective Time. Nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to restrict Financial Corporation's right to terminate the employment of any such person at any time for cause. Cause shall mean the failure to observe the employment policies of Financial Corporation as reasonably applied and interpreted with respect to all Financial Corporation employees. In the event that a Community Bank Employee is terminated by Financial Corporation without such cause after the date that is twelve (12) months from the date of the Effective Time but prior to the date that is twenty-four months (24) from the date of the Effective Time, such Community Bank Employee shall be paid a severance payment by Financial Corporation equal to one month of compensation for each twelve months of service with Community Bank, to be paid as reasonably elected by the Community Bank Employee. After the date that is twenty-four months (24) from the date of the Effective Time, Community Bank Employees shall be subject only to the severance policy then in effect for Financial Corporation.

         (e) EMPLOYEE BENEFITS. Following the Effective Time, except as otherwise provided in this Agreement, any employee of Community Bank who becomes an employee of Southern Community (a "New Employee") shall be entitled to receive all employee benefits and to participate in all benefit plans provided by Southern Community on the same basis (including cost) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of Southern Community, except that New Employees shall be immediately eligible to participate in all benefit plans. Each New Employee shall be given credit for his or her full years of service with Community Bank for purposes of, including but not limited to: (i) eligibility for participation and vesting in Southern Community's Section 401(k) savings plan; and (ii) for all purposes under Southern Community's other benefit plans (including entitlement to vacation and sick leave). A New Employee's participation will be without regard to pre-existing condition requirements under Southern Community's health insurance plan, provided that any such pre-existing condition was covered under Community Bank's health insurance plan(s) at the effective date of coverage under Southern Community's health insurance plan and the New Employee provides evidence of such previous coverage in a form satisfactory to Southern Community's health insurance carrier.

         (f) RECONSTITUTION OF BOARD OF DIRECTORS. (i) Financial Corporation agrees to cause its Board of Directors, effective immediately after the Effective Time, to be reconstituted and to be comprised of thirteen (13) individuals, eight (8) of whom shall be current members of the Board of Directors of Financial Corporation (with F. Scott Bauer being one of such individuals and the Chairman of the Board) and five (5) of whom shall be current members of the Board of Directors of Community Bank (with James O. Frye being one of such individuals and who shall be named Vice Chairman of the Board). Financial Corporation shall cause such resignations from its current Board of Directors so as to fulfill this covenant. The remaining Financial Corporation directors shall appoint the five (5) Community Bank Directors mutually agreed by the parties prior to the Effective Time to fill the vacancies so created. Each Community Bank Director appointed to the Financial Corporation Board of Directors ("Appointed Directors") shall serve until the next annual meeting of the shareholders at which directors are elected. Financial Corporation agrees to nominate for election at such annual meeting of shareholders two of the Appointed Directors to serve a three-year term, two of the Appointed Directors to serve a two-year term, and one of the Appointed Directors to serve a one-year term.

         (ii) Promptly after reconstitution of the Financial Corporation board, Financial Corporation shall, acting as sole shareholder of is subsidiaries, Community Bank and Southern Community:

                  (A) elect two individuals who are serving as directors of Southern Community as of the date of this Agreement to the two vacancies on the Board of Directors of Community Bank; and

                  (B) increase the authorized number of directors of Southern Community by two and fill the two vacancies with individuals who are serving as directors of Community Bank as of the date of this Agreement.

         (iii) At such time as Community Bank is merged with and into Southern Community, all persons then serving as directors of the subsidiary banks will be elected by Financial Corporation to serve on the board of directors of the continuing bank.

         (g) EMPLOYMENT AND CONSULTING AGREEMENTS Provided they remain employed by Community Bank at the Effective Time in their current positions, Financial Corporation shall enter into employment agreements with James O. Frye, Merle B. Andrews and Joe I. Marshall, Jr. and consulting and termination agreements with James O. Frye as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same forms as attached as Exhibit 5.01(g) to this Agreement.

         (h) COMMUNITY BANK AS SUBSIDIARY. For a period of at least one year from the Effective Time, Financial Corporation agrees that Community Bank shall continue to operate as a North Carolina banking corporation, shall conduct its business at the legally established branch and main offices of Community Bank at the

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

Effective Time, and shall conduct business under the name "The Community Bank." For a period of at least one year from the Effective Time, the directors and officers of Community Bank in office at the Effective Time shall continue to hold such offices.

         (i) CASH DIVIDENDS. Subject to legal restrictions, Financial Corporation agrees to declare and pay no less often than annually a cash dividend of not less than $0.11 per share following the Effective Time unless a three-fourths (3/4) vote of the Board of Directors determines that payment of a cash dividend is not in the best interest of Financial Corporation. If Community Bank declares a dividend as permitted by Paragraph 4.02(d) hereof, this covenant shall take effect on and after January 1, 2005.

         (j) "BLUE SKY" APPROVALS. Financial Corporation shall use its best efforts to take all actions, if any, required by applicable state securities or "blue sky" laws (i) to cause the Financial Corporation Stock issued at the Effective Time, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, or to cause all conditions to any exemptions from qualification or registration thereof under such laws to have been satisfied; and (ii) to obtain any and all other approvals or consents to the issuance of the Financial Corporation Stock that are required under state or federal law.

         (k) AVAILABLE FUNDS. By Closing, Financial Corporation will have transferred to its Exchange Agent the funds necessary to satisfy its obligations under Article I of this Agreement.

         (l) NASDAQ NOTIFICATION. By the date which is 15 days prior to the Effective Time, Financial Corporation shall file with the National Association of Securities Dealers such notifications and other materials (and shall pay such fees) as shall be required for the listing on Nasdaq of the shares of Financial Corporation Stock to be issued to Community Bank's shareholders pursuant to the Exchange.

         5.02. NEGATIVE COVENANTS OF FINANCIAL CORPORATION. Financial Corporation hereby covenants and agrees that, between the date hereof and the Effective Time, Financial Corporation will not do any of the following things or take any of the following actions without the prior written consent and authorization of Community Bank:

         (a) AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Financial Corporation will not amend its Articles of Incorporation or Bylaws.

         (b) CHANGE IN CAPITAL STOCK. Other than pursuant to its stock repurchase program, Financial Corporation will not (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities; or (ii) issue, sell, purchase, redeem, retire, reclassify, combine, or split any shares of its capital stock or other securities or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, Financial Corporation shall be permitted to issue shares of Financial Corporation Stock upon the exercise of stock options or the conversion of convertible securities which are outstanding as of the date of this Agreement.

         (c) OPTIONS, WARRANTS, AND RIGHTS. Other than the grant of stock options pursuant to the Financial Corporation Stock Option Plans, Financial Corporation will not grant or issue any options, warrants, calls, puts, or other rights of any kind relating to the purchase, redemption, or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

         (d) ACCOUNTING PRACTICES. Neither Southern Community nor Financial Corporation will make any changes in its accounting methods, practices, or procedures or in depreciation or amortization policies, schedules, or rates heretofore applied (except as required by GAAP or governmental regulations).

         (e) CHANGES IN BUSINESS PRACTICES. Except as may be required by the FDIC, the Commissioner, the SEC, the Federal Reserve, or any other governmental agency or other Regulatory Authority or as shall be required by applicable law, regulation, or this Agreement, neither Southern Community nor Financial Corporation will (i) change in any material respect the nature of its business or the manner in which it conducts its business; (ii) discontinue any material portion or line of its business; or (iii) change in any material respect its lending, investment, asset-liability management, or other material banking or business policies.

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

                                   ARTICLE VI
                                MUTUAL AGREEMENTS

         6.01.    REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS;
RECOMMENDATION.

         (a) REGISTRATION STATEMENT. As soon as practicable following the execution of this Agreement, Financial Corporation and Community Bank shall in consultation with each other prepare, and Financial Corporation shall file with the SEC, a registration statement on Form S-4 (or on such other form as Financial Corporation shall determine to be appropriate) (the "Registration Statement") covering the Financial Corporation Stock to be issued to shareholders of Community Bank pursuant to this Agreement, and will use their respective reasonable best efforts in good faith to see that the Registration Statement is declared effective by the SEC under the 1933 Act. Additionally, Financial Corporation and Community Bank shall in consultation with each other take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the Financial Corporation Stock to be issued upon consummation of the Exchange, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws; (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied; and (iii) to obtain any and all required approvals or consents to the issuance of such stock.

         (b) PREPARATION AND DISTRIBUTION OF JOINT PROXY STATEMENT/PROSPECTUS. Financial Corporation and Community Bank jointly will prepare a "Proxy Statement/Prospectus" for distribution to both Community Bank's and Financial Corporation's shareholders as the proxy statement relating to their solicitation of proxies for use at the Community Bank Shareholder Meeting, the Financial Corporation Shareholder Meeting, and as Financial Corporation's prospectus relating to the offer and distribution of Financial Corporation Stock as described herein. The Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Community Bank Shareholder Meeting, the Financial Corporation Shareholders Meeting, this Agreement, the parties hereto, and the transactions described or contemplated herein as is required by applicable law and regulations of the SEC applicable to Financial Corporation and of the FDIC applicable to Community Bank and otherwise as shall be agreed upon by Community Bank and Financial Corporation. Financial Corporation shall include the Proxy Statement/Prospectus as the prospectus in the Registration Statement. Community Bank shall cause the Proxy Statement/Prospectus to be filed with the FDIC for review; and each party hereto will cooperate with the other in good faith and will use its respective reasonable best efforts in good faith to respond to any comments of the FDIC or the SEC thereon.

         Community Bank and Financial Corporation will each mail the Proxy Statement/Prospectus to its respective shareholders as soon as practicable following the date on which it is cleared by the FDIC and the Registration Statement is declared effective by the SEC.

         (c) RECOMMENDATION OF COMMUNITY BANK'S AND FINANCIAL CORPORATION'S BOARDS OF DIRECTORS. Unless, due to a material change in circumstances or for any other reason, either Community Bank's or Financial Corporation's Board of Directors reasonably believes, based on a written opinion of outside counsel, that such a recommendation would violate the directors' duties or obligations as such to Community Bank, Financial Corporation, or to their respective shareholders under applicable law, a majority of Community Bank's and Financial Corporation's Boards of Directors will recommend to and actively encourage their respective shareholders to vote their shares of Community Bank Stock at the Community Bank Shareholder Meeting and Financial Corporation Stock at the Financial Corporation Shareholders Meeting to approve and adopt this Agreement and the Exchange, and the Proxy Statement/Prospectus mailed to Community Bank's and Financial Corporation's shareholders will so indicate and state that Community Bank's and Financial Corporation's Boards of Directors considers the Exchange to be advisable and in the best interests of Community Bank, Financial Corporation and their respective shareholders.

         6.02. REGULATORY APPROVALS. Promptly following the date of this Agreement, Financial Corporation and Community Bank each shall use their respective reasonable best efforts in good faith to (i) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the Federal Reserve, and to any other applicable federal or state banking, securities, or other regulatory authority as may be required), and (ii) obtain all necessary regulatory approvals required for consummation of the transactions described herein. Before the filing thereof, each party to this Agreement (and its counsel) shall have the right to review and comment on the form and content of any such application to be filed by the other party. Should the appearance of any of the officers, directors, employees, or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

         6.03. INFORMATION FOR PROXY STATEMENT/PROSPECTUS AND REGULATORY APPROVALS. Financial Corporation and Community Bank each agrees to respond promptly, and to use its reasonable best efforts to cause its directors, officers, counsel, accountants, and affiliates to respond promptly to requests by any other party or its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus and the Registration Statement. Financial Corporation and Community Bank each hereby covenants that none of the information provided by it for inclusion in such documents and applications will, at the time of mailing of those materials to their respective shareholders, or at the time of receipt of any such required approval of a Regulatory Authority, as the case may be, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         6.04. EXPENSES. Subject to the provisions of Paragraph 8.03, whether or not this Agreement shall be terminated or the Exchange shall be consummated, Community Bank and Financial Corporation each shall pay its own legal, accounting, and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including, without limitation all accounting fees, legal fees, consulting and advisory fees, filing fees, printing costs, and travel expenses). All costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid equally by Community Bank and Financial Corporation.

         6.05. CONFIDENTIALITY. Financial Corporation and Community Bank agree that each will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the other during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers, or financial condition of such other party; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.05), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC, FDIC or other regulatory authorities in connection with the transactions described herein, or (iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law. Financial Corporation and Community Bank shall cause their respective subsidiaries and affiliates, and all of their respective officers, directors, employees and agents to comply with the provisions of this Paragraph 6.05.

         In the event this Agreement is terminated for any reason, each party hereto immediately shall return to the other party all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them or their Subsidiaries or affiliates during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers, or financial condition of such other parties.

         The parties' obligations of confidentiality under this Paragraph 6.05 shall survive and remain in effect following any termination of this Agreement.

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

         6.06.    REAL PROPERTY MATTERS.

         (a) Financial Corporation, at its own option or expense, may cause to be conducted (i) a title examination, physical survey, zoning compliance review, and structural inspection of the Community Bank Real Property and improvements thereon (the "Property Examination"); and (ii) site inspections, historic reviews, regulatory analyses, and Phase 1 environmental assessments of the Community Bank Real Property, together with such other studies, testing and intrusive sampling and analyses as Financial Corporation shall deem necessary or desirable (the "Environmental Survey").

         (b) If, in the course of the Property Examination or Environmental Survey, Financial Corporation discovers a "Material Defect" (as defined below) with respect to the Community Bank Real Property, Financial Corporation will give prompt written notice thereof to Community Bank describing the facts or conditions constituting the Material Defect, and Financial Corporation shall have the option, exercisable upon written notice to Community Bank, to either
(i) waive the Material Defect; or (ii) terminate this Agreement.

                  (c) For purposes of this Agreement, a "Material Defect" shall include:

                  (i) the existence of any lien (other than the lien of real property taxes not yet due and payable), encumbrance, zoning restriction, easement, covenant, or other restriction, title imperfection or title irregularity, or the existence of any facts or conditions that constitute a breach of Community Bank's representations and warranties contained in Paragraph
2.15 or 2.20, in either such case that Financial Corporation reasonably believes will affect its use of any parcel of the Community Bank Real Property for the purpose for which it currently is used or the value or marketability of any parcel of the Community Bank Real Property, or as to which Financial Corporation otherwise objects; or

                  (ii) the existence of any structural defects or conditions of disrepair in the improvements on the Community Bank Real Property (including any equipment, fixtures or other components related thereto) that Financial Corporation reasonably believes would cost an aggregate of $500,000 or more to repair, remove or correct as to all such Community Bank Real Property; or

                  (iii) the existence of facts or circumstances relating to any of the Community Bank Real Property reflecting that (A) there likely has been a discharge, disposal, release, threatened release, or emission by any person of any Hazardous Substance (as such term is defined in Paragraph 2.20(a)(ii) hereof) on, from, under, at, or relating to the Community Bank Real Property; or (B) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to the Community Bank Real Property which constitutes or would constitute a violation of any Environmental Laws or any contract or other agreement between Community Bank and any other person or entity, as to which, in either such case, Financial Corporation reasonably believes, based on the advice of legal counsel or other consultants, that Community Bank could become responsible or liable, or that Community Bank could become responsible or liable following the Effective Time for assessment, removal, remediation, monetary damages, or civil, criminal or administrative penalties or other corrective action and in connection with which the amount of expense or liability which Community Bank could incur, or for which Community Bank could become responsible or liable, following consummation of the Exchange at any time or over any period of time could equal or exceed an aggregate of $500,000 or more as to all such Community Bank Real Property.

         6.07.    TREATMENT OF COMMUNITY BANK STOCK OPTIONS.

         (a) Financial Corporation and Community Bank agree that, as of the Effective Time, holders of Community Bank's 21,191 outstanding options to purchase shares of Community Bank Stock referenced in Paragraph 2.04 (each a "Community Bank Stock Option" and collectively the "Community Bank Stock Options") shall have the option to surrender their Community Bank Stock Options and receive solely a cash payment amount equal to (i) the excess of Cash Election Price over the exercise price per share of Community Bank Stock covered by the Community Bank Stock Option, (ii) multiplied by the total number of shares of Community Bank Stock covered by the Community Bank Stock Option. Community Bank will obtain from each person who holds a Community Bank Stock Option, and will deliver to Financial Corporation at the Closing, a written agreement in a form specified

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

by Financial Corporation agreeing to the surrender of such person's Community Bank Stock Option upon payment of the amounts described above.

         (b) Financial Corporation and Community Bank agree that, as of the Effective Time, Financial Corporation shall assume the Community Bank Stock option plans and all Community Bank Stock Options that are not surrendered shall be assumed by Financial Corporation on their then current terms and conditions and be converted into options to purchase shares of Financial Corporation Stock, such conversion to be made such that following the Effective Time each Community Bank Stock Option will represent an option to purchase a number of shares of Financial Corporation Stock equal to the Exchange Ratio for every one (1) share of Community Bank Stock covered by such Community Bank Stock Option prior to the Effective Time with an appropriate adjustment to the exercise price for such Community Bank Stock Option. In addition, each Community Bank Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code and the regulations promulgated thereunder so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. Financial Corporation and Community Bank shall take all necessary steps to effectuate the foregoing provisions of this Paragraph 6.07(b), including appropriate amendments to the Community Bank option plans if necessary.

         (c) At or prior to the Effective Time, Financial Corporation shall take all corporate action necessary to reserve for issuance sufficient shares of Financial Corporation Stock for delivery upon exercise of the Community Bank Stock Options assumed by it in accordance with this Paragraph 6.07. As soon as practicable after the Effective Time, Financial Corporation shall file a registration statement on Form S-8 (or any successor or other appropriate form), with respect to the shares of Financial Corporation Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         6.08. TAX OPINION. Financial Corporation and Community Bank agree to use their best efforts to cause the Exchange to qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code, and to obtain from Maupin Taylor, P.A. a written opinion (the "Tax Opinion"), addressed jointly to the Boards of Directors of Financial Corporation and Community Bank, to the foregoing effect. Each further agrees that it will not intentionally take any action that would cause the Exchange to fail to so qualify.

                                   ARTICLE VII
                        CONDITIONS PRECEDENT TO EXCHANGE

         7.01. CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

         (a) APPROVAL BY GOVERNMENTAL OR REGULATORY AUTHORITIES; NO DISADVANTAGEOUS CONDITIONS. (i) The Exchange and the other transactions described herein shall have been approved, to the extent required by law, by the Federal Reserve and by all other governmental agencies or Regulatory Authorities having jurisdiction over such transaction, (ii) no governmental agency or Regulatory Authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by Financial Corporation or Community Bank to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement as to render it inadvisable for such party to consummate the transactions contemplated herein; (iii) all waiting periods required following necessary approvals by governmental agencies or Regulatory Authorities shall have expired, and, in the case of any waiting period imposed by law or regulation following approval by the Federal Reserve, or other governmental agency or Regulatory Authority, no unwithdrawn objection to the transactions contemplated herein shall have been raised by the U.S. Department of Justice; and (iv) all other consents, approvals, and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

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

         (b) EFFECTIVENESS OF REGISTRATION STATEMENT, COMPLIANCE WITH SECURITIES AND OTHER "BLUE SKY" REQUIREMENTS. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. Financial Corporation shall have taken all such actions, if any, as required by applicable state securities laws (i) to cause the Financial Corporation Stock to be issued upon consummation of the Exchange, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws; (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied; and (iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

         (c) ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be (i) any order, decree, or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Exchange or any of the other transactions described herein or any of the parties hereto from consummating any such transaction; (ii) any pending or threatened investigation of the Exchange or any of such other transactions contemplated herein by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Exchange or any other such transactions; or (iii) any suit, action, or proceeding by any person (including any governmental, administrative, or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Community Bank, Financial Corporation, or Southern Community from consummating the transactions contemplated herein or carrying out any of the terms or provisions of this Agreement; or (iv) any other suit, claim, action, or proceeding pending or threatened against Community Bank, Financial Corporation, or Southern Community or any of their officers or directors which shall reasonably be considered by Community Bank or Financial Corporation to be materially burdensome in relation to the proposed transactions or materially adverse in relation to the financial condition of such corporation, and which has not been dismissed, terminated, or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof

         (d) APPROVAL BY BOARDS OF DIRECTORS AND SHAREHOLDERS. The Boards of Directors of Community Bank and Financial Corporation shall have duly approved and adopted this Agreement by appropriate resolutions and the shareholders of Community Bank and Financial Corporation shall have duly approved, ratified, and confirmed this Agreement and the transactions contemplated herein, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and Bylaws.

         (e)      FAIRNESS OPINIONS.

                  (i) Financial Corporation shall have received from Ryan Beck & Co., Inc. a written opinion (the "Financial Corporation Fairness Opinion") to the effect that payment of the Consideration is fair, from a financial point of view, to Financial Corporation and its shareholders as of the date of approval of this Agreement by its Board of Directors; and, Ryan Beck & Co., Inc. shall have delivered a letter to Financial Corporation, updated as of a date within five business days preceding the mailing date of the Proxy Statement, to the effect that it remains its opinion that payment of the Consideration is fair, from a financial point of view, to Financial Corporation and its shareholders.

                  (ii) Community Bank shall have received from Scott & Stringfellow, Inc. a written opinion (the "Community Bank Fairness Opinion") to the effect that the Consideration received by Community Bank's shareholders is fair, from a financial point of view, to Community Bank and its shareholders as of the date of approval of this Agreement by its Board of Directors; and Scott & Stringfellow, Inc. shall have delivered a letter to Community Bank, updated as of a date within five business days preceding the mailing date of the Proxy Statement, to the effect that it remains its opinion that the Consideration received by Community Bank's shareholders is fair, from a financial point of view, to Community Bank and its shareholders.

         (f) TAX OPINION. Financial Corporation and Community Bank shall have received the Tax Opinion from Maupin Taylor, P.A. in form satisfactory to each of them.

         (g) LISTING OF FINANCIAL CORPORATION'S STOCK. Financial Corporation Stock shall have been approved for inclusion in the Nasdaq National Market effective as of the Effective Time.

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         (h)      NO TERMINATION OR ABANDONMENT. This Agreement shall not have been terminated by any party hereto.

         (i) ARTICLES OF SHARE EXCHANGE; OTHER ACTIONS. Articles of Share Exchange described in Paragraph 1.04 of this Agreement pertaining to the Exchange shall have been duly executed by Financial Corporation and filed with the North Carolina Secretary of State as provided in that Paragraph.

         7.02. ADDITIONAL CONDITIONS TO COMMUNITY BANK'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Community Bank's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

         (a) MATERIAL ADVERSE CHANGE There shall not have been any material adverse change in the financial condition or results of operations of Southern Community or Financial Corporation, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in any such material adverse change.

         (b) COMPLIANCE WITH LAWS. Financial Corporation shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a material adverse effect on the financial condition or results of operations of Financial Corporation.

         (c) FINANCIAL CORPORATION'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Community Bank as provided in Paragraph 10.02 below, each of the representations and warranties of Financial Corporation contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition and results of operations of Financial Corporation; and (ii) as otherwise contemplated by this Agreement; and Financial Corporation shall have performed in all material respects all of its respective obligations, covenants, and agreements hereunder to be performed by it on or before the Closing Date.

         Community Bank shall have received a certificate dated as of the Closing Date and executed by Financial Corporation's President and Chief Financial Officer to the foregoing effect and as to any other matter as Community Bank may reasonably request.

         (d) LEGAL OPINION OF FINANCIAL CORPORATION'S COUNSEL. Community Bank shall have received from Financial Corporation's counsel, Maupin Taylor, P.A., Raleigh, North Carolina, a written opinion, dated as of the Closing Date and in form and substance reasonably satisfactory to Community Bank.

         (e) OTHER DOCUMENTS AND INFORMATION FROM FINANCIAL CORPORATION. Financial Corporation shall have provided to Community Bank correct and complete copies of their respective Bylaws, Articles of Incorporation, and board and shareholder resolutions (all certified by their respective secretaries), together with a certificate of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Community Bank or its counsel.

         (f) ACCEPTANCE BY COMMUNITY BANK'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Community Bank's legal counsel, Gaeta & Associates, P.A., Raleigh, North Carolina.

         7.03. ADDITIONAL CONDITIONS TO FINANCIAL CORPORATION'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Financial Corporation's obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

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

         (a) MATERIAL ADVERSE CHANGE There shall not have occurred any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, or operations of Community Bank, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in any such material adverse change.

         (b) COMPLIANCE WITH LAWS. Community Bank shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a material adverse effect on Community Bank.

         (c) COMMUNITY BANK'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Financial Corporation as provided in Paragraph 10.02 below, each of the representations and warranties of Community Bank contained in this Agreement shall have been true and correct in all material respects as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which do not, in the aggregate, result in a material adverse effect on Community Bank; and (ii) as otherwise contemplated by this Agreement; and Community Bank shall have performed in all material respects all its obligations, covenants, and agreements hereunder to be performed by it on or before the Closing Date.

         Financial Corporation shall have received a certificate dated as of the Closing Date and executed by Community Bank's President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by Financial Corporation.

         (d) LEGAL OPINION OF COMMUNITY BANK'S COUNSEL. Financial Corporation shall have received from Community Bank's counsel, Gaeta & Associates, P.A., Raleigh, North Carolina, a written opinion, dated as of the Closing Date and in the form and substance reasonably satisfactory to Financial Corporation.

         (e) OTHER DOCUMENTS AND INFORMATION FROM COMMUNITY BANK. Community Bank shall have provided to Financial Corporation correct and complete copies of its Articles of Incorporation, Bylaws, and board and shareholder resolutions (all certified by Community Bank's Secretary), together with certificates of the incumbency of Community Bank's officers and such other closing documents and information as may be reasonably requested by Financial Corporation or its counsel.

         (f) ACCEPTANCE BY FINANCIAL CORPORATION'S COUNSEL The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Financial Corporation's legal counsel, Maupin Taylor, P.A., Raleigh, North Carolina.

         (g) AFFILIATES' AGREEMENTS. Financial Corporation shall have received an Affiliates Agreement executed by each person who is an Affiliate of Community Bank (as defined in Paragraph 2.27 above) at least five (5) days prior to the Closing in form and content reasonably satisfactory to Financial Corporation.

         (h) OPTION PLAN MATTERS. Community Bank shall have delivered to Financial Corporation the written agreement of each individual holder of the Community Bank Stock Options, as required by Paragraph 6.07(a), that it has been able to obtain.

         (i) OFFICER AGREEMENTS. James O. Frye, Merle B. Andrews and Joe I. Marshall shall have entered into the agreements set forth in Paragraph 5.01(g) hereof.

                                  ARTICLE VIII
                              TERMINATION; BREACH

         8.01. MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Financial Corporation or Community Bank), this Agreement may be terminated by the mutual agreement of Financial Corporation and Community Bank. Upon any such mutual termination, all obligations of Financial Corporation and Community Bank hereunder shall terminate and each party shall pay its own costs and expenses as provided in Paragraph 6.04 above.

         8.02. UNILATERAL TERMINATION. This Agreement may be terminated by either Financial Corporation or Community Bank (whether before or after approval hereof by Community Bank's or Financial Corporation's shareholders) upon written notice to the other party in the manner provided herein and under the circumstances described below.

         (a) TERMINATION BY COMMUNITY BANK. This Agreement may be terminated by Community Bank by action of its Board of Directors:

                  (i) if any of the conditions to the obligations of Community Bank set forth in Paragraphs 7.01 and 7.02 shall not have been satisfied in all material respects or effectively waived in writing by Community Bank within 15 days of receipt of all shareholder and regulatory approvals (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Community Bank to satisfy any of its obligations, covenants or agreements contained herein);

                  (ii) if Financial Corporation shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Articles V or VI herein in any material respect;

                  (iii) if Community Bank determines at any time that any of Financial Corporation's representations or warranties contained in Article III hereof or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person;

                  (iv) if, notwithstanding Community Bank's satisfaction of its obligations under Paragraphs 6.01 and 6.03, Community Bank's shareholders do not ratify and approve this Agreement and the Exchange at the Community Bank Shareholders Meeting, or if the Financial Corporation Shareholders Meeting is not held by February 29, 2004, or such later date as shall be mutually agreed upon in writing by Community Bank and Financial Corporation; or

                  (v) if the Exchange shall not have become effective on or before April 30, 2004 or such later date as shall be mutually agreed upon in writing by Community Bank and Financial Corporation.

                  However, before Community Bank may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Paragraph 8.02(a), it shall give written notice to Financial Corporation in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Community Bank shall not become effective if, within thirty (30) days following the giving of such notice, Financial Corporation shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Community Bank. In the event Financial Corporation cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Community Bank within such notice period, termination of this Agreement by Community Bank thereafter shall be effective upon its giving of written notice thereof to Financial Corporation in the manner provided herein.

         (b) TERMINATION BY FINANCIAL CORPORATION. Prior to the Effective Time, this Agreement may be terminated by Financial Corporation:

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

                  (i) if any of the conditions to the obligations of Financial Corporation set forth in Paragraphs 7.01 and 7.03 shall not have been satisfied in all material respects or effectively waived in writing by Financial Corporation within 15 days of receipt of all shareholder and regulatory approvals (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Financial Corporation to satisfy any of its obligations, covenants or agreements contained herein);

                  (ii) if Community Bank shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Articles IV or VI herein in any material respect;

                  (iii) if Financial Corporation determines that any of Community Bank's respective representations and warranties contained in Article II hereof or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person;

                  (iv) if, notwithstanding Financial Corporation's satisfaction of its obligations contained in Paragraphs 6.01 and 6.03, its shareholders do not ratify and approve this Agreement and approve the Exchange at the Financial Corporation Shareholders Meeting, or the Community Bank Shareholders Meeting is not held by February 29, 2004, such later date as shall be mutually agreed upon in writing by Community Bank and Financial Corporation; or

                  (v) if the Exchange shall not have become effective on or before April 30, 2004, or such later date as shall be mutually agreed upon in writing by Community Bank and Financial Corporation.

                  However, before Financial Corporation may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Paragraph 8.02(b), it shall give written notice to Community Bank in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Financial Corporation shall not become effective if, within 30 days following the giving of such notice, Community Bank shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Financial Corporation. In the event Community Bank cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Financial Corporation within such notice period, termination of this Agreement by Financial Corporation thereafter shall be effective upon its giving of written notice thereof to Community Bank in the manner provided herein.

         (c) TERMINATION DUE TO PRICE CHANGES. Prior to the Effective Time, this Agreement may be terminated by Community Bank, if (either before or after the approval of this Agreement by the stockholders of Community Bank) its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the three business day period commencing with (and including) the Determination Date, if both of the following conditions are satisfied:

                  (x) the Average Pre-Closing Price of Financial Corporation Stock on the Determination Date (the "Determination Price") is less than the Financial Corporation Floor Price. The "Financial Corporation Floor Price" is 80% of the Financial Corporation Average Starting Date Price. The "Financial Corporation Average Starting Date Price" is the average of the closing price of Financial Corporation Stock for the ten (10) trading days ending three trading days prior to the date of this Agreement (the "Starting Date"), as the same shall be adjusted to reflect any capital change ($9.49); and

                  (y) (i) the quotient obtained by dividing the Determination Price by the Financial Corporation Average Starting Date Price (the "Financial Corporation Ratio") is less than (ii) 80% of the quotient obtained by dividing the number calculated using the index of financial institutions ("Index Group") set forth on Exhibit B hereto (the "Index Price") as of the close of business on the Determination

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

         Date by the Index Price as of the close of business on the Starting Date (such number being referred to herein as the "Index Ratio").

         Notwithstanding the foregoing, if Community Bank elects to exercise its termination right pursuant to this Paragraph 8.02(c), it shall give prompt written notice to Financial Corporation (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three business day period). During the two business day period commencing with its receipt of such notice, Financial Corporation shall have the option of increasing the consideration to be received by the holders of Community Bank Stock hereunder by increasing the Exchange Ratio to equal the lesser of (i) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Financial Corporation Floor Price multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Determination Price, and (ii) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Financial Corporation Ratio. If Financial Corporation makes an election contemplated by the preceding sentence, within such two business day period, it shall give prompt written notice to Community Bank of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Paragraph 8.02(c) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Paragraph 8.02(c). For purposes of this Paragraph 8.02(c), the following terms are defined as:

                  "Index Price" means the sum of the Final Prices or Initial Price as the case may be for each company comprising the Index Group multiplied by the appropriate weight.

                  "Final Price," with respect to any company belonging to the Index Group, means the arithmetic mean of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the same fifteen trading days used in calculating the Average Pre-Closing Closing Price of Financial Corporation Common Shares (i.e., the Determination Date)

                  "Index Group" means the 19 financial institution holding companies listed on Exhibit B attached hereto, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal at any time during the period beginning on the date of the Agreement and ending on the valuation date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of this Agreement and ending on the valuation date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Index Price and the Initial Price. The 19 financial institution holding companies and the weights attributed to them are listed on Exhibit B. If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Exhibit B.

                  "Initial Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on the trading day immediately preceding the public announcement of the Agreement.

         8.03.    BREACH; REMEDIES.

                  (a) Except as otherwise provided below, (i) in the event of a breach by Financial Corporation of any of its representations or warranties contained in Article III of this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Community Bank's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(a) or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by Community Bank due to a failure by

Financial Corporation to perform any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Financial Corporation shall be obligated to reimburse Community Bank for up to (but not more than) $150,000 in expenses described in Paragraph 6.04 which actually have been incurred by Community Bank.

         (b) Likewise, and except as otherwise provided below, (i) in the event of a breach by Community Bank of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then Financial Corporation's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(b), or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by Financial Corporation due to a failure by Community Bank to perform any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then Community Bank shall be obligated to reimburse Financial Corporation for up to (but not more than) $150,000 in expenses described in Paragraph 6.04 which actually have been incurred by Financial Corporation, plus the amount set forth in Paragraph 10.16 hereof, should the provisions of that Paragraph be applicable.

         (c) Notwithstanding any provision of this Agreement to the contrary, if any party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other parties described in Paragraph 6.04, together with other damages recoverable at law or in equity.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.01.    INDEMNIFICATION FOLLOWING TERMINATION OF AGREEMENT.

         (a) BY FINANCIAL CORPORATION. Financial Corporation agrees that, in the event this Agreement is terminated for any reason and the transactions described in this Agreement are not consummated, it will indemnify, hold harmless and defend Community Bank and its officers, directors, attorneys and financial advisors from and against any and all claims, disputes, demands, causes of action, suits or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Community Bank:

                  (i) in connection with or which arise out of, result from, or are based upon (A) Financial Corporation's operations or business transactions or its relationship with any of its employees; or (B) Financial Corporation's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                  (ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by Financial Corporation of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Financial Corporation to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                  (iii) in connection with or which arise out of, result from, or are based upon any information provided by Financial Corporation which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus, at the time of its mailing to Financial Corporation's shareholders and Community Bank's shareholders, to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         (b) BY COMMUNITY BANK. Community Bank agrees that, in the event this Agreement is terminated for any reason and the Exchange is not consummated, it will indemnify, hold harmless and defend Financial

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

Corporation and its officers, directors, attorneys and financial advisors from and against any and all claims, disputes, demands, causes of action, suits, proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Financial
Corporation:

                  (i) in connection with or which arise out of, result from, or are based upon (a) Community Bank's operations or business transactions or its relationship with any of its employees; (b) Community Bank's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement; or (c) actions, suits, proceedings, injunctions or any other type of legal action brought by shareholders of Community Bank in connection with the Exchange;

                  (ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by Community Bank of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Community Bank to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                  (iii) in connection with or which arise out of, result from, or are based upon any information provided by Community Bank which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus, at the time of its mailing to Financial Corporation's shareholders and Community Bank's shareholders, to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         9.02. PROCEDURE FOR CLAIMING INDEMNIFICATION. If any matter subject to indemnification under this Article IX arises in the form of a claim (herein referred to as a "Third Party Claim") against Community Bank or Financial Corporation, or their respective successors and assigns, or any of their respective subsidiary corporations, officers, directors, attorneys or financial advisors (collectively, the "Indemnitees"), the Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to the party obligated for indemnification hereunder (the "Indemnitor"). Within 15 days of such notice, the Indemnitor either (i) shall pay the Third Party Claim either in full or upon agreed compromise; or (ii) shall notify the applicable Indemnitee that the Indemnitor disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by the Indemnitor and the cost of such defense shall be borne by it, except that the Indemnitee shall have the right to participate in such defense at its own expense and provided that the Indemnitor shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind that compromises the Indemnitee hereunder. In the case of an Indemnitee that is an officer, director, financial advisor or attorney of a party to this Agreement, then that party agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to the Indemnitor without charge therefor except for out-of-pocket expenses. If the Indemnitor fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. The Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnitor.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         10.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS.

         (a) REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. None of the representations, warranties or agreements contained in this Agreement shall survive the effectiveness of the Exchange, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise.

         (b) INDEMNIFICATION. The parties' indemnification agreements and obligations pursuant to Paragraph 9.01 shall become effective only in the event this Agreement is terminated and shall survive any such termination, and neither of the parties shall have any obligations under Paragraph 9.01 in the event of or following consummation of the Exchange.

         10.02. WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and other approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition or a waiver of any other or different term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

         10.03. AMENDMENT. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time (either before or after its approval by the shareholders of Financial Corporation or the shareholders of Community Bank) by an agreement in writing approved by the Boards of Directors of Community Bank and Financial Corporation executed in the same manner as this Agreement; provided however, that, unless such amendment is approved by Financial Corporation's shareholders and Community Bank's shareholders, after approval of this Agreement by Financial Corporation's shareholders and Community Bank's shareholders, no change may be made in the amount of Consideration into which each share of Community Bank Stock will be converted.

         10.04. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or by U.S. mail, first class postage prepaid, and addressed as follows:

IF TO FINANCIAL CORPORATION:                      WITH COPY TO:

F. Scott Bauer                                    Ronald D. Raxter, Esq.
President and CEO                                 Maupin, Taylor, P.A.
Southern Community Financial Corporation          Highwoods Tower One, Suite 500
4605 Country Club Road                            3200 Beachleaf Court
Winston-Salem, NC 27104                           Raleigh, NC 27604
Fax: 336-768-2552                                 Fax: 919-981-4300

IF TO COMMUNITY BANK:                             WITH COPY TO:

James O. Frye                                     Anthony Gaeta, Jr., Esq.
President and CEO                                 Gaeta & Associates, P.A.
The Community Bank                                8305 Falls of the Neuse Road
616 South Key Street                              Suite 203
Pilot Mountain, North Carolina 27041-9998         Raleigh, North Carolina 27615
Fax: 336-368-2269                                 Fax: 919-518-2146

         10.05. FURTHER ASSURANCE. Financial Corporation and Community Bank agree to furnish to each other party such further assurances with respect to the matters contemplated in this Agreement and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

         10.06. HEADINGS AND CAPTIONS. Headings and captions of the Paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

         10.07. GENDER AND NUMBER. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

         10.08. ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

         10.09. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

         10.10. ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of each of the other parties hereto.

         10.11. COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

         10.12. GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of the State of North Carolina.

         10.13. PREVIOUSLY DISCLOSED INFORMATION. As used in this Agreement, "Previously Disclosed" shall mean the disclosure of information by Financial Corporation to Community Bank, or by Community Bank to Financial Corporation, in a letter delivered by the disclosing party or parties to the other parties prior to the date hereof, specifically referring to this Agreement, and arranged in paragraphs corresponding to the Paragraphs, Subparagraphs and items of this Agreement applicable thereto. Information shall be deemed Previously Disclosed for the purpose of a given Paragraph, Subparagraph or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.

         10.14 BEST KNOWLEDGE. The term "Best Knowledge" as used in this Agreement with reference to certain facts or information shall be deemed to refer to facts or information of which officers of Financial Corporation, or officers of Community Bank, as the case may be, are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

         10.15.   INSPECTION.

         (a) Any right of Community Bank under this Agreement to investigate or inspect the assets, books, records, files and other information of Financial Corporation in no way shall establish any presumption that Community Bank should have conducted any investigation or that such right has been exercised by Community Bank, its agents, representatives or others. Any investigations or inspections actually made by Community Bank or its agents, representatives or others prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Financial Corporation in this Agreement.

         (b) Any right of Financial Corporation under this Agreement to\ investigate or inspect the assets, books, records, files and other information of Community Bank in no way shall establish any presumption that Financial Corporation should have conducted any investigation or that such right has been exercised by Financial

Corporation, its respective agents, representatives or others. Any investigations or inspections actually made by Financial Corporation or its respective agents, representatives or others prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Community Bank in this Agreement.

         10.16. EXCLUSIVITY. So long as this Agreement remains in effect, Community Bank will not, directly, or indirectly through any person or entity encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than Financial Corporation) relating to a merger or other acquisition of Community Bank or the purchase or acquisition of any stock of Community Bank, any branch office of Community Bank or all or any significant part of Community Bank's assets (any of the above being a "Transaction"), or provide assistance to any person in connection with any such offer. Notwithstanding the foregoing, Community Bank may enter into discussions or negotiations or provide information not customarily disclosed to the public concerning Community Bank or its business in connection with an unsolicited Transaction if its Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that failure to take such actions would violate the directors' duties or obligations as such to Community Bank or to its shareholders. If Community Bank does receive any unsolicited Transaction proposal, whether written or oral, it will immediately communicate to Financial Corporation the fact that it is having discussions or negotiations with a third party regarding a Transaction. If (i) Community Bank breaches any provision of this Paragraph 10.16; (ii) the Exchange is not consummated; and (ii) within eighteen (18) months of the date of this Agreement
(A) Community Bank enters into an agreement with a third party regarding a Transaction or (B) a Transaction is consummated, then Community Bank will promptly pay to Financial Corporation a termination fee of Three Million Dollars ($3,000,000).

              [The remainder of this page intentionally left blank;
                         Signatures on following page.]

         IN WITNESS WHEREOF, Community Bank and Financial Corporation have each caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

                                    SOUTHERN COMMUNITY FINANCIAL CORPORATION

                                    BY:         /s/ F. Scott Bauer
                                            ------------------------------
                                            F. Scott Bauer, President and CEO

ATTEST:

   /S/ Karla Plyler
---------------------
Karla Plyler, Secretary

[CORPORATE SEAL]

                                    THE COMMUNITY BANK

                                    BY:         /s/ James O. Frye
                                            -----------------------------
                                            James O. Frye, President and CEO

ATTEST:

   /s/ Shirley W. Wilmoth
-----------------------------
Shirley W. Wilmoth, Secretary

[CORPORATE SEAL]

         As an inducement to Southern Community Financial Corporation to enter into this Agreement, each of the undersigned directors of The Community Bank executes this Agreement and in so doing agrees to vote all of his or her shares of common stock of The Community Bank in favor of this Agreement and the Exchange contemplated hereby, unless prior to the Exchange, one or more persons or entities other than Southern Community Financial Corporation shall have made a bona fide proposal to acquire The Community Bank, merge with The Community Bank or acquire substantially all of the assets of The Community Bank (each a "Transaction") that the The Community Bank Board of Directors determines, in its good faith judgment and in the reasonable exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of its financial advisor or other investment banking firm of national reputation, is more favorable to The Community Bank's shareholders and that the failure to terminate the definitive agreement with Southern Community Financial Corporation and accept such alternative Transaction proposal would be inconsistent with the proper exercise of such fiduciary duties. All terms not defined herein shall have the same meaning as in the Agreement.

                                              /s/ Merle B. Andrews
                                           -----------------------------------
                                           Merle B. Andrews, Director

                                              /s/ Zack W. Blackmon Sr.
                                           -----------------------------------
                                           Zack W. Blackmon Sr., Director

                                              /s/ Edward T. Brown
                                           -----------------------------------
                                           Edward T. Brown, Director

                                              /s/ Johnny G. Brunner
                                           -----------------------------------
                                           Johnny G. Brunner, Director

                                              /s/ James O. Frye
                                           -----------------------------------
                                           James O. Frye, Director

                                              /s/ Jack L. Palmer
                                           -----------------------------------
                                           Jack L. Palmer, Director

                                              /s/ Charles R. Bokesch
                                           -----------------------------------
                                           Charles R. Bokesch, Director

                                              /s/ H. Lee Merritt, Jr.
                                           -----------------------------------
                                           H. Lee Merritt, Jr., Director

                                    EXHIBIT A

                             PLAN OF SHARE EXCHANGE
                                 BY AND BETWEEN
                    SOUTHERN COMMUNITY FINANCIAL CORPORATION
                                       AND
                               THE COMMUNITY BANK

         1.01. NAMES OF EXCHANGING CORPORATIONS. The name of the corporation whose shares will be acquired is The Community Bank ("Community Bank") and the name of the acquiring corporation is Southern Community Financial Corporation ("Financial Corporation").

         1.02.    THE EXCHANGE. At the "Effective Time" (as defined in Paragraph
1.04 below), upon the terms and subject to the conditions set forth in the Agreement and Plan of Share Exchange dated as of July 30, 2003 (the "Agreement"), and in accordance with the North Carolina Business Corporation Act, as amended (the "Act"), each share of the $2.50 par value common stock of Community Bank ("Community Bank Stock") (other than any shares to which rights of dissent and appraisal are properly exercised as provided below) shall be exchanged (the "Exchange") for the consideration provided in Paragraph 1.03 (the "Consideration"). The Exchange shall have the effects set forth in Section 55-11-06 of the Act.

         1.03.    CONVERSION AND EXCHANGE OF STOCK.

         (a) CONSIDERATION. Except as otherwise provided in the Agreement, at the Effective Time all rights of Community Bank's shareholders with respect to all outstanding shares of Community Bank Stock shall cease to exist and, as consideration for and to effect the Exchange, each such outstanding share shall be converted, without any action by Financial Corporation or any Community Bank shareholder, into the right to receive either: (i) a number of shares of Financial Corporation's no par value common stock ("Financial Corporation Stock"); or (ii) cash. No share of Community Bank Stock, other than shares as to which the holders have validly exercised Dissenter's Rights (as defined in Paragraph 1.03(i)), shall be deemed to be outstanding or have any rights other than those set forth in this Paragraph 1.03(a) after the Effective Time.

         (b) STOCK EXCHANGE RATIO AND CASH ELECTIONS. (i) Each outstanding share of Community Bank Stock which under the terms of this Plan is converted into the right to receive shares of Financial Corporation Stock ("Stock Election Share") shall, subject to Paragraph 1.03(h), be converted into and become the right to receive a number of shares of Financial Corporation Stock equal to the Cash Election Price (as defined below) divided by the Average Pre-Closing Price of Financial Corporation Stock, which quotient is the exchange ratio (the "Exchange Ratio"). For purposes of this Plan, "Average Pre-Closing Price of Financial Corporation Stock" shall mean the average of the closing prices of shares of Financial Corporation Stock as reported on the NASDAQ National Market System for the fifteen consecutive full trading days ending on (and including) the Determination Date. "Determination Date" shall mean the date of the approval order of the Exchange by the Federal Reserve System or the North Carolina Banking Commission, whichever is later. The Average Pre-Closing Price of Financial Corporation Stock shall be calculated to the nearest one-hundredth and the Exchange Ratio shall be calculated to the nearest ten thousandth.

                  (ii) Each outstanding share of Community Bank Stock which under the terms of this Plan is converted into the right to receive cash ("Cash Election Share") shall be converted into the right to receive the sum of (x)
0.80 times 5.00 times the Average Pre-Closing Price of Financial Corporation Common Stock and (y) 0.20 times $47.45 (the "Cash Election Price").

         (c) ELECTION OF FORM OF CONSIDERATION. Subject to the limitations described in the Agreement, each Community Bank shareholder shall have the right to elect the following forms of Consideration into which his or her shares of Community Bank Stock will be converted. Each shareholder's election must be made in writing in a form prescribed by Financial Corporation (an "Election of Consideration"). Financial Corporation shall forward the

Election of Consideration to all shareholders of Community Bank at a reasonable date prior to the estimated Closing Date (as defined below), but not less than twenty days prior to the Closing Date. To be valid, an Election of Consideration must be signed by the shareholder and delivered to Financial Corporation within 25 business days following the mailing date of the Election of Consideration, or such other time and date as Community Bank and Financial Corporation may mutually agree ("Election Deadline"). Shareholders of Community Bank who do not return a properly completed Election of Consideration, or whose Elections of Consideration are received by Financial Corporation after the time prescribed, will be deemed to have made no election ("Non-Election"). Financial Corporation shall have the discretion, which it may delegate in whole or in part to its Exchange Agent, to determine whether the Elections of Consideration have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Elections of Consideration. The decision of Financial Corporation (or its Exchange Agent) in such matters shall be conclusive and binding and without any liability whatsoever to Community Bank. Neither Financial Corporation nor its Exchange Agent will be under any obligation to notify any person of any defect in Elections of Consideration submitted to the Exchange Agent.

         (d) REQUIRED RATIO OF CONSIDERATION; ALLOCATIONS OF CONSIDERATION. As used in this Paragraph, "Cash Amount" shall equal $15,163,738 plus $47.45 times 0.20 times the number of Community Bank Stock Options exercised prior to the Effective Time less $47.45 times 0.20 times the number of shares of Community Bank Stock, if any, purchased by Financial Corporation prior to the Effective Time. Within five Business Days after the Election Deadline, Financial Corporation's Exchange Agent shall calculate the allocation among holders of Community Bank Stock of rights to receive Financial Corporation Stock or cash in the Exchange in accordance with the Election Forms as follows:

                  (i) If the number of Cash Election Shares is greater than the quotient of (x) the Cash Amount divided by (y) the Cash Election Price (the "Cash Conversion Shares"), then:

                           (1) all Stock Election Shares will be converted into the right to receive Financial Corporation Stock; and

                           (2) each Cash Election Share will be converted into the right to receive Financial Corporation Stock and cash in the following manner:

                                    (A)      a proration factor (the "Cash
                                             Proration Factor") shall be
                                             determined by dividing (x) the Cash
                                             Amount by (y) the product of the
                                             number of Cash Election Shares
                                             multiplied by the Cash Election
                                             Price;

                                    (B)      the number of Cash Election Shares
                                             held by each holder of shares of
                                             Community Bank Stock that will be
                                             converted into the right to receive
                                             cash pursuant to the terms of
                                             Paragraph 1.03(b)(ii) shall be
                                             determined by multiplying the Cash
                                             Proration Factor by the number of
                                             Cash Election Shares held by such
                                             holder; and

                                    (C)      all Cash Election Shares other than
                                             those shares converted into the
                                             right to receive cash in accordance
                                             with the preceding subparagraph (B)
                                             shall be converted into the right
                                             to receive Financial Corporation
                                             Stock in accordance with the terms
                                             of Paragraph 1.03(b)(i); or

                  (ii) If the number of Cash Election Shares is less than the number of Cash Conversion Shares, then:

                           (1) all Cash Election Shares will be converted into the right to receive cash at the Cash Election Price; and

                           (2) each Stock Election Share will be converted into the right to receive Financial Corporation Stock and cash in the following manner:

                                    (A)      a proration factor (the "Stock
                                             Proration Factor") shall be
                                             determined by dividing the Stock
                                             Conversion Shares (as defined
                                             below) by the number of Stock
                                             Election Shares. The "Stock
                                             Conversion Shares" shall mean the
                                             difference between (x) the total
                                             number of shares of Community Bank
                                             Stock outstanding immediately prior
                                             to the Effective Time minus (y) the
                                             Cash Conversion Shares;

                                    (B)      the number of Stock Election Shares
                                             held by each holder of shares of
                                             Community Bank Stock that will be
                                             converted into the right to receive
                                             shares of Financial Corporation
                                             Stock pursuant to the terms of
                                             Paragraph 1.03(b)(i) shall be
                                             determined by multiplying the Stock
                                             Proration Factor by the number of
                                             Stock Election Shares held by such
                                             holder; and

                                    (C)      all Stock Election Shares other
                                             than those shares converted into
                                             the right to receive Financial
                                             Corporation Stock in accordance
                                             with the preceding subparagraph (B)
                                             shall be converted into the right
                                             to receive cash in accordance with
                                             the terms of Paragraph 1.03(b)(ii);
                                             or

                  (iii) If the number of Stock Election Shares is equal to the number of Stock Conversion Shares and the Number of Cash Election Shares is equal to the number of Cash Conversion Shares, then subparagraphs (i) and (ii) above shall not apply and all Cash Election Shares will be converted into the right to receive cash valued at the Cash Election Price and all Stock Election Shares will be converted into the right to receive Financial Corporation Stock in accordance with the Exchange Ratio.

         Financial Corporation shall have the discretion, which it may delegate in whole or in part to its Exchange Agent, to allocate the shares of any Community Bank shareholder determined to have made a Non-Election in such manner as Financial Corporation, in its sole discretion, shall consider reasonable and appropriate. The decision of Financial Corporation (or its Exchange Agent) in such matters shall be conclusive and binding and without any liability whatsoever to Community Bank.

         Any questions regarding allocations shall be resolved in such manner as Financial Corporation, in its sole discretion, shall consider reasonable and appropriate. Financial Corporation's decision regarding any such allocations shall be final and binding on Community Bank's shareholders and all parties to the Agreement.

         (e) EXCHANGE AND PAYMENT PROCEDURES; SURRENDER OF CERTIFICATES. As promptly as is reasonably practicable following the Effective Time, Financial Corporation shall send or cause to be sent to each former Community Bank shareholder of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering certificates evidencing Community Bank Stock (each a "Community Bank Certificate") to Financial Corporation or to an exchange agent appointed by Financial Corporation. Upon the proper surrender and delivery to Financial Corporation or its agent (in accordance with its instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Community Bank of his or her Community Bank Certificate(s), and in exchange therefor, Financial Corporation shall as soon as practicable thereafter issue and deliver to the shareholder: (i) a certificate evidencing the Financial Corporation Stock into which the shareholder's Community Bank Stock has been converted, and, if elected by the shareholder or if any proration requires; and (ii) an amount of cash to which such shareholder is entitled in exchange for his Community Bank Stock.

         (f) COMMUNITY BANK CERTIFICATES. At the Effective Time, and without any action by Financial Corporation, Community Bank or any Community Bank shareholder, Community Bank's stock transfer books shall be closed and there shall be no further transfers of Community Bank Stock on its stock transfer books or the registration of any transfer of a Community Bank Certificate by any holder thereof, and the holders of Community Bank Certificates shall cease to be, and shall have no further rights as, stockholders of Community Bank other than as provided in this Plan. Following the Effective Time, Community Bank Certificates shall evidence only the right of the registered holder thereof to receive the Consideration into which his or her Community Bank Stock was converted at the Effective Time or, in the case of Community Bank Stock held by shareholders who properly shall have exercised Dissenters' Rights (as defined in Paragraph 1.03(i)), cash as provided in Article 13 of Act.

         (g) CERTIFICATES AND DIVIDENDS. Subject to Paragraph 1.03(j), no certificate evidencing Financial Corporation Stock shall be issued or delivered to any former Community Bank shareholder unless and until such shareholder shall have properly surrendered to Financial Corporation or its agent the Community Bank Certificate(s) formerly representing his or her shares of Community Bank Stock, together with a properly completed Transmittal Letter. Further, until a former Community Bank shareholder's Community Bank Certificates are so surrendered and certificates for the Financial Corporation Stock into which his or her Community Bank Stock was converted at the Effective Time actually are issued to him or her, no dividend or other distribution payable by Financial Corporation with respect to that Financial Corporation Stock as of any date subsequent to the Effective Time shall be paid or delivered to the former Community Bank shareholder. However, upon the proper surrender of the shareholder's Community Bank Certificate, Financial Corporation shall pay to the shareholder the amount of any such dividends or other distributions, without interest, that have accrued but remain unpaid with respect to that Financial Corporation Stock.

         (h) ANTIDILUTIVE ADJUSTMENTS. If, prior to the Effective Time, Community Bank or Financial Corporation shall declare any dividend payable in shares of Community Bank Stock or Financial Corporation Stock or shall subdivide, split, reclassify or combine the presently outstanding shares of Community Bank Stock or Financial Corporation Stock, then an appropriate and proportionate adjustment shall be made in the number of shares of Financial Corporation Stock to be issued in exchange for each of the shares of Community Bank Stock.

         (i) DISSENTERS. Any shareholder of Community Bank who properly exercises the right of dissent and appraisal with respect to the Exchange as provided in Section 55-13-02 of the North Carolina General Statutes ("Dissenter's Rights") shall be entitled to receive payment of the fair value of his or her shares of Community Bank Stock in the manner and pursuant to the procedures provided therein. Shares of Community Bank Stock held by persons who exercise Dissenter's Rights shall not be converted as described in Paragraph 1.03(a). However, if any shareholder of Community Bank who exercises Dissenter's Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of Community Bank Stock, at Financial Corporation's sole option, shall be deemed to have been converted into the right to receive Financial Corporation Stock as of the Effective Time as provided in Paragraph 1.03(a) hereof.

         (j) LOST CERTIFICATES. Shareholders of Community Bank whose Community Bank Certificates have been lost, destroyed, stolen or otherwise are missing shall be entitled to receive the certificates evidencing Financial Corporation Stock to which they are entitled in accordance with and upon compliance with reasonable conditions imposed by Financial Corporation, including without limitation, a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amounts satisfactory to Financial Corporation.

         (k) FRACTIONAL SHARES. No fractional shares of Financial Corporation Stock shall be issued or delivered in connection with the Exchange. In lieu of any such fractional share, subject to the terms and conditions of this paragraph 1.03, each holder of shares of Community Bank Stock who would otherwise have been entitled to a fraction of a share of Financial Corporation Stock shall be entitled to receive cash (without interest) in an amount equal to such fraction multiplied by the Cash Election Price.

         1.04.    TREATMENT OF COMMUNITY BANK STOCK OPTIONS.

         (a) Financial Corporation and Community Bank agree that, as of the Effective Time, holders of Community Bank's 21,191 outstanding options to purchase shares of Community Bank Stock (each a "Community Bank Stock Option" and collectively the "Community Bank Stock Options") shall have the option to surrender their Community Bank Stock Options and receive solely a cash payment amount equal to (i) the excess of Cash Election Price over the exercise price per share of Community Bank Stock covered by the Community Bank Stock Option,
(ii) multiplied by the total number of shares of Community Bank Stock covered by the Community Bank Stock Option.

         (b) Financial Corporation and Community Bank agree that, as of the Effective Time, Financial Corporation shall assume the Community Bank Stock Option Plans and all Community Bank Stock Options that are not surrendered shall be assumed by Financial Corporation on their then current terms and conditions and be converted into options to purchase shares of Financial Corporation Stock, such conversion to be made such that following the Effective Time each Community Bank Stock Option will represent an option to purchase a number of shares of Financial Corporation Stock equal to the Exchange Ratio for every one (1) share of Community Bank Stock covered by such Community Bank Stock Option prior to the Effective Time with an appropriate adjustment to the exercise price for such Community Bank Stock Option.

         (c) At or prior to the Effective Time, Financial Corporation shall take all corporate action necessary to reserve for issuance sufficient shares of Financial Corporation Stock for delivery upon exercise of the Community Bank Stock Options assumed by it. As soon as practicable after the Effective Time, Financial Corporation shall file a registration statement on Form S-8 (or any successor or other appropriate form), with respect to the shares of Financial Corporation Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         1.05. CLOSING; ARTICLES OF SHARE EXCHANGE; EFFECTIVE TIME. The closing of the transactions contemplated by this Plan and the Agreement (the "Closing") shall take place at the offices of Financial Corporation in Winston-Salem, North Carolina, or at such other place as Financial Corporation and Community Bank shall mutually designate, on a date mutually agreed by Financial Corporation and Community Bank (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Exchange by governmental or regulatory authorities.

         1.06. OUTSTANDING FINANCIAL CORPORATION STOCK. The status of the shares of Financial Corporation Stock that are outstanding immediately prior to the Effective Time shall not be affected by the Exchange.

         1.07 ABANDONMENT. After receipt of all required shareholder, governmental and regulatory approvals, and at any time prior to the Effective Time, the Board of Directors of Financial Corporation may, in its discretion, abandon the Merger.

                                    EXHIBIT B

                                   Index Group

                                                                                                              INDEX
                                                                                                              PRICE
                                                                     MARKET        INDEX        STOCK     (SHARE PRICE X
                                                                      VALUE      WEIGHTING      PRICE       WEIGHTING)
           SHORT NAME               TICKER        CITY      STATE     ($M)          (%)      (7/24/2003)   (7/24/2003)
------------------------------------------------------------------------------------------------------------------------
 American National Bankshares       AMNB       Danville      VA      145.15        5.09         25.37          1.29
     Bank of Granite Corp.          GRAN    Granite Falls    NC      250.22        8.78         19.23          1.69
      Capital Bank Corp.            CBKN       Raleigh       NC      102.04        3.58         15.66          0.56
  CNB Florida Bancshares Inc.       CNBB     Jacksonville    FL       98.46        3.45         16.17          0.56
    Coastal Financial Corp.         CFCP     Myrtle Beach    SC      158.18        5.55         13.86          0.77
     Colony Bankcorp Inc.           CBAN      Fitzgerald     GA       99.68        3.50         22.25          0.78
  Commercial Bankshares Inc.        CLBK        Miami        FL      145.93        5.12         31.91          1.63
         First Bancorp              FBNC         Troy        NC      237.18        8.32         25.26          2.10
   First South Bancorp Inc.         FSBK      Washington     NC      149.84        5.26         36.30          1.91
     FLAG Financial Corp.           FLAG       Atlanta       GA      119.24        4.18         13.89          0.58
      Florida Banks Inc.            FLBK     Jacksonville    FL       82.44        2.89         12.10          0.35
           FNB Corp.                FNBN       Asheboro      NC      161.17        5.65         28.35          1.60
 FNB Financial Services Corp.       FNBF      Reidsville     NC       87.28        3.06         19.82          0.61
      LSB Bancshares Inc.           LXBK      Lexington      NC      145.74        5.11         16.71          0.85
      Security Bank Corp.           SBKC        Macon        GA      170.42        5.98         34.65          2.07
  Southern Financial Bancorp        SFFB      Warrenton      VA      175.45        6.15         32.31          1.99
           TowneBank                TOWN      Portsmouth     VA      204.65        7.18         20.30          1.46
Virginia Commerce Bancorp Inc.      VCBI      Arlington      VA      161.81        5.68         21.16          1.20
 Yadkin Valley Bank and Trust       YAVY        Elkin        NC      156.25        5.48         18.30          1.00
                                                                                 ------                       -----
                                                    Total                        100.00                       23.00

                                 EXHIBIT 5.01(g)

               Employment, Consulting, and Termination Agreements

STATE OF NORTH CAROLINA

                                                           TERMINATION AGREEMENT
                                                           AND RELEASE

COUNTY OF FORSYTH

         THIS AGREEMENT, made as of this ___ day of __________, 2003, by and between JAMES O. FRYE (the "Executive") and THE COMMUNITY BANK ("Bank").

         WHEREAS, the Executive and Bank are parties to an employment agreement dated as of November 1, 1991 (the "Employment Agreement"), which provides for certain benefits to be paid to the Executive upon the termination of the Employment Agreement in conjunction with a change in control of Bank; and

         WHEREAS, Bank has entered into an Agreement and Plan of Share Exchange dated July 30, 2003 (the "Exchange Agreement") with Southern Community Financial Corporation ("Financial Corporation") pursuant to which shares of Bank will be exchanged for cash and shares of Financial Corporation; and

         WHEREAS, the Exchange Agreement provides in paragraph 5.01(g), and the Executive agrees, that in exchange for the consideration described herein, the Executive shall execute a termination agreement relating to the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt of which is acknowledged by each of the parties to this Agreement, the undersigned hereby agree as follows:

         1. TERMINATION OF EMPLOYMENT AGREEMENT. The Executive agrees that the Employment Agreement with Bank will terminate as of the close of Bank's business day on the effective date of the Exchange ("Termination Date").

         2. PAYMENT OF SEVERANCE COMPENSATION. Bank will pay to the Executive, his estate or his designated beneficiary the sum of $352,500, less required withholdings for taxes, on the Termination Date (the "Payment"). The Executive hereby accepts and acknowledges this sum as payment in full, and in full satisfaction, of any and all salary, compensation, change in control payments and other entitlements, benefits or compensation of any type owed to the Executive under the Employment Agreement.

         3. RELEASE AND WAIVER. The Executive hereby releases, waives, discharges and acquits Bank and Financial Corporation and their respective successors, from any and all claims, known or unknown, which the Executive, his heirs, successors and assigns, have or might have arising from or relating to his employment by Bank and all other Bank affiliates prior to the Termination Date and to his entitlement to severance pay or change in control benefits or any other payment under the Employment Agreement or under any other agreement or arrangement, oral or written. This release shall not affect the Executive's rights or benefits vested at or prior to the Termination Date under any qualified employee benefit plan or (except for the Employment Agreement) any nonqualified employee benefit plan; nor any rights to indemnification that Executive has under the articles of incorporation and bylaws of Bank.

         4. TERMINATION OF EMPLOYMENT AGREEMENT; CONTINUED OBLIGATIONS OF EXECUTIVE. The Executive and Bank mutually agree that, except to the extent and as specifically provided below, the Employment Agreement hereby is terminated effective at the Termination Date and thereafter shall be of no further force and effect. Notwithstanding anything contained herein to the contrary, the Executive, Bank and Financial Corporation specifically understand, agree and have bargained that the Executive's obligations under paragraphs 5(a) and 5(c) of the Employment Agreement shall remain in full force and effect as obligations and agreements of the Executive and shall be enforceable by Bank, Financial Corporation and their respective successors and assigns following the date of this Agreement and termination of the Executive's employment with Bank by injunction and any other equitable and/or legal remedies available to Bank, Financial Corporation and their respective successors and assigns.

         5. NO PARACHUTE PAYMENT. The parties acknowledge that the payments hereunder shall not constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended ("Section 280G"), and regulations thereunder, in connection with the acquisition of Bank by Financial Corporation.

         6.       GENERAL PROVISIONS.

                  (a) Heirs, Successors and Assigns. The terms of this Agreement shall be binding upon all the parties hereto and their respective heirs, successors and assigns, including but not limited to Financial Corporation and its affiliates.

                  (b) Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter thereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto.

                  (c) Governing Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of North Carolina, without reference to its principles of conflicts of law.

                  (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which counterpart, when so executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

         7. VOLUNTARY ACTION AND WAIVER. The Executive acknowledges that, by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement, including without limitation waiver of any and all of Executive's rights under the Age Discrimination in Employment Act, and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement. The Executive understands and acknowledges that he has the legal entitlement of 21 days in which to determine whether or not he wants to sign this Agreement. Understanding those rights, the Executive has determined to sign this Agreement and has done so effective the date and year first above written. Notwithstanding the foregoing, this Agreement may be revoked by the Executive within seven days after the day first hereinabove written by the delivery of written notice of revocation to Richard Cobb, Chief Financial Officer of Southern Community Financial Corporation. In the event of any revocation of this Agreement by the Executive within the time period specified above, the Executive shall not be entitled to the Payment theretofore provided or paid to the Executive, the Executive shall be required to repay Bank or Financial Corporation or their respective successors in interest the amount of the Payment with interest at the federal funds rate applicable under Section 280G at the time the Executive delivers his written notice of revocation of this Agreement.

         8. ARBITRATION. Except for the right to seek injunctive relief under the conditions set forth in Section 4 hereof, which at the option of the Bank may be brought in any court of competent jurisdiction, any dispute arising out of this Agreement, shall be submitted to arbitration in Winston-Salem, North Carolina, in accordance with the rules of the American Arbitration Association. Any decision arising therefrom shall be enforceable in any court of competent jurisdiction. Such arbitration shall be governed by the substantive contract law of the State of North Carolina. Neither party shall be entitled to recover their attorneys' fees or administrative costs from the other party on account of such arbitration.

         This Agreement has been executed as of the date and year first hereinabove written.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day first written above.

                                            THE EXECUTIVE:

                                            ____________________________________
                                                     James O. Frye

                                            THE COMMUNITY BANK

                                            By:  _______________________________
                                                     Name:______________________
                                                     Title:_____________________

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this ____ day of __________, 2003, by and between SOUTHERN COMMUNITY FINANCIAL CORPORATION, a corporation organized and existing pursuant to the laws of the State of North Carolina (the "Southern Community"), and JAMES O. FRYE, a citizen and resident of the State of North Carolina ("Consultant").

         WHEREAS, Consultant is the President and Chief Executive Officer of The Community Bank ("Community Bank");

         WHEREAS, Southern Community and Community Bank are parties to that certain Agreement and Plan of Share Exchange (the "Exchange Agreement") dated July 30, 2003, by and between Southern Community and Community Bank pursuant to which Community Bank will become a wholly-owned subsidiary of Southern Community;

         WHEREAS, Consultant intends to retire as President and Chief Executive Officer of Community Bank in December 2004;

         WHEREAS, Consultant acknowledges that in the course of his previous employment relationship with Community Bank, and in the consulting arrangement under this Agreement, he has had and will have access to and become acquainted with various confidential procedures of Community Bank, that are used in the operation of its business, and that are confidential and of special and unique value;

         WHEREAS, Consultant hereby acknowledges and agrees that: (i) Southern Community has made a significant investment in the development of its business in the geographic area identified below as the Restricted Area, and that, by virtue of Southern Community's acquisition of Community Bank, Southern Community has acquired a valuable economic interest in Community Bank's business in the Restricted Area, which it is entitled to protect; (ii) in the course of his past service on behalf of Community Bank and future service as a consultant to Southern Community, he has gained and will continue to gain substantial knowledge of and familiarity with the customers of Community Bank and Southern Community, and dealings between those customers and Community Bank and Southern Community, and other information concerning their business, all of which constitute valuable assets and privileged information; and (iii) Southern Community has an interest in protecting Community Bank's business and assuring it the benefit of its succession to that business; and (iv) consequently, it is reasonable and necessary to place certain restrictions on Consultant's ability to compete against Southern Community and on his disclosure of information about the business and customers of Community Bank and Southern Community; and

         WHEREAS, for these purposes, Southern Community and Consultant have agreed and desire to enter into this Agreement to set forth the terms and conditions of Consultant's engagement by Southern Community, of Consultant's obligations to Southern Community regarding confidentiality, and of Consultant's future ability to compete with Southern Community.

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Consulting Relationship. Southern Community hereby retains Consultant, and Consultant hereby agrees to provide consulting services to Southern Community, upon the terms and conditions hereinafter set forth. Consultant represents and warrants that Consultant is free to enter into and fully perform this Agreement and is not subject to any employment, consulting, non-competition or other agreement which would restrict Consultant's entry into or performance of this Agreement.

         2.       Activities.

                  (a) Duties for Southern Community. Consultant shall provide consulting services at mutually agreeable times and locations during the Term (as defined herein) of this

                           Agreement, in order to assist Southern Community in furthering the development and marketing of Southern Community's banking relationships in Forsyth, Surry, Stokes, Rockingham and Yadkin Counties, North Carolina and such other services as may be assigned by Southern Community. In providing consulting services hereunder, Consultant shall perform his duties diligently and to the best of his ability and act in a manner designed to promote the best interests of Southern Community. Subject to this general requirement, the specific method and manner in which Consultant provides consulting services, and the times Consultant provides such services hereunder, shall be determined by Consultant. In providing consulting services hereunder, Consultant shall at all times be acting as an independent contractor of Southern Community, and not as an employee, agent, joint venturer or partner of Southern Community. Consultant shall not represent to any person that his relationship with Southern Community is anything other than as an independent contractor, and Consultant shall have no authority to bind Southern Community to any agreement or obligation.

                  (b) Other Activities. Consultant shall be permitted to spend all of his other time in such manner as he determines, so long as he does not violate the provisions of this Agreement relating to non-competition or any other provisions of this Agreement.

         3. Compensation. Consultant shall be entitled to the following as full compensation for all of Consultant's services and covenants under this
Agreement:

                  (a) Consulting Fee. For his consulting services hereunder, Southern Community shall pay Consultant a consulting fee of $91,250.00 per annum for the Term of this Agreement. Such fee shall be payable in accordance with Southern Community's normally scheduled pay periods. Consultant shall be solely responsible for all expenses, taxes and fees associated with such compensation, including, without limitation, all self-employment, social security, employment, sales and income taxes.

                  (b) Non-Competition Fee. For his agreement not to compete with Southern Community, Southern Community shall pay Consultant a fee of $91,250.00 per annum for the Term of this Agreement. Such fee shall be payable in accordance with Southern Community's normally scheduled pay periods. Consultant shall be solely responsible for all expenses, taxes and fees applicable to such payment.

         4. Expenses. Southern Community hereby agrees to reimburse Consultant for all reasonable travel and other reasonable direct expenses incurred by Consultant in providing services hereunder that are approved by Southern Community, provided that such expenses are properly documented. Unless Southern Community otherwise agrees in advance, all other expenses incurred by Consultant in providing services hereunder shall be the sole responsibility of Consultant.

         5. Term. The term of this Agreement shall commence on January 1, 2005, and shall terminate on December 31, 2009 (the "Term").

         6. Confidential Information; Non-Competition . (a) It is understood that as a result of Consultant's past activities on behalf of Community Bank and the duties Consultant will be performing hereunder for Southern Community, Consultant has been and will be afforded access to confidential and/or proprietary information of Southern Community. In consideration of Southern Community's agreement to retain Consultant as a consultant hereunder and to make available to Consultant information, including confidential and/or proprietary information, relating to Southern Community and its business and operations, Consultant agrees that Consultant shall not at any time during or following the term of this Agreement, furnish, divulge, communicate, or otherwise directly or indirectly use any of the confidential and/or proprietary information of Southern Community or any of its subsidiaries (including without limitation, computer programs, marketing methods and data, operating and other business data, trade secrets, business plans, advertising methods, financial affairs and data, methods of procurement, sales methods, customer and supplier information, and personnel information) (hereinafter, "Confidential

Information"), other than strictly incidental to, and solely in furtherance and within the scope of, Consultant's duties to Southern Community hereunder. Consultant shall not make any copies of, reproductions of, or extracts from, any Confidential Information of Southern Community except strictly incidental to, and solely in furtherance and within the scope of, Consultant's duties to Southern Community hereunder. Upon termination of this Agreement, Consultant will return any lists, printouts, memoranda, reports, surveys, studies, notes, letters or other documents then in Consultant's possession or under Consultant's control containing or relating to any Confidential Information without retaining any copies or reproductions thereof. Consultant also shall promptly return any property in Consultant's possession or under Consultant's control which is the property of Southern Community.

         (b) During the term of this Agreement, the Consultant agrees he will not, within Forsyth, Surry, Stokes and Yadkin Counties, North Carolina, or within 15 miles of any office operated by Southern Community or any of its subsidiaries during the term of this Agreement (the "Restricted Area"), directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by or connected in any manner with any business which competes with Southern Community or any of its subsidiaries without the prior written consent of Southern Community. Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise, up to five percent of the outstanding stock or other security of any corporation which has its securities publicly traded on any recognized securities exchange or in any over-the counter market.

         (c) Consultant acknowledges and agrees that Consultant's breach of this Section 6 would cause Southern Community irreparable harm for which there is no adequate remedy at law. Accordingly, in the event of any threatened or actual breach of this Section 6, Southern Community shall be entitled to enforce this Section 6 by injunctive and any other appropriate equitable relief in any court of competent jurisdiction, in addition to other remedies available at law, including without limitation recovery of damages. If the scope of any restriction contained in this Paragraph 6 is determined to be too broad by any court of competent jurisdiction, then such restriction shall be enforced to the maximum extent permitted by law and the Officer consents that the scope of this restriction may be modified judicially.

         7. Notices. Any notice, request, approval, consent, demand, permission, or other communication required or permitted by this Agreement shall be effective only if it is in a writing signed by the party giving same and delivered or sent by registered or certified mail, postage prepaid, return receipt requested, as follows:

                  If to Southern Community:

                           F. Scott Bauer
                           President and CEO
                           Southern Community Financial Corporation
                           4605 Country Club Road
                           Winston-Salem, NC 27104
                           Fax: 336-768-2552

                  If to Consultant:

                           James O. Frye
                           305 Wrenn Avenue
                           Mount Airy, NC 27030-2925
                           Fax: __________________

or at such other address as may be furnished in writing by any party. Either party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telefax, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

         8. Assignability. This Agreement requires the personal services of Consultant, and therefore Consultant may not assign or delegate any of Consultant's rights or obligations hereunder without Southern Community's prior written consent. Southern Community may assign its rights and obligations hereunder to any parent, subsidiary or affiliate of Southern Community, or in connection with a reorganization of Southern Community, a merger or consolidation of Southern Community, or a transfer of all or substantially all of Southern Community's stock or assets relating to Southern Community's business. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and assigns.

         9. Other Agreements. This Agreement contains the entire agreement between Southern Community and Consultant with respect to the subject matter hereof, and merges and supersedes all prior agreements, understandings, or negotiations whatsoever with respect to the subject matter hereof, other than the Exchange Agreement.

         10. Disputes. Except for Southern Community's right to seek injunctive relief as set forth in Section 6 above, any dispute arising hereunder shall be referred to arbitration under the Uniform Arbitration Act as adopted in North Carolina, according to the Rules of the American Arbitration Association. Judgment upon the award by the arbitrator may be entered in any Court having jurisdiction thereof. The arbitrator shall be empowered to award money damages, specific performance, injunctive relief or other equitable relief. Arbitration proceedings shall be held in the city of Winston-Salem, North Carolina, unless the parties agree upon another location. In any such action, the prevailing party, in the judgment of the arbitrator, shall be entitled to an award of cost and attorneys' fees incurred in the action.

         11. Amendments and Waivers. No amendment of this Agreement or any waiver of any of its provisions shall be effective unless expressly stated in a writing signed by both parties. No delay or omission in the exercise of any right, power or remedy under or for this Agreement shall impair such right, power or remedy or be construed as a waiver of any breach. Any waiver of a breach of this Agreement or any failure to claim a breach of this Agreement shall not be treated as a waiver of any subsequent breach.

         12. Severability. Each provision of this Agreement shall be considered severable, and if any provision of this Agreement shall be held illegal, invalid, or otherwise unenforceable under controlling law, the remaining provisions of this Agreement shall not be affected thereby but shall continue in effect.

         13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

         14. Attorneys' Fees. In the event of litigation between the parties concerning this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and expenses incurred in connection therewith.

IN WITNESS WHEREOF, the parties have executed this Agreement UNDER SEAL as of the date first above written.

                                    SOUTHERN COMMUNITY FINANCIAL CORPORATION

                                    BY:     _________________________________
                                            F. Scott Bauer, President and CEO

                                    CONSULTANT

                                    ______________________________________(SEAL)
                                                 James O. Frye

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of _____, 20__, by and between THE COMMUNITY BANK, a North Carolina banking corporation (hereinafter referred to as the "Bank") and JAMES O. FRYE of Mount Airy, North Carolina (hereinafter referred to as the "Officer").

         For and in consideration of their mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Bank agrees to employ the Officer and the Officer agrees to accept employment upon the terms and conditions stated herein as President and the Chief Executive Officer of the Bank. The Officer shall render such administrative and management services to the Bank as are customarily performed by persons situated in a similar executive capacity. The Officer shall promote the business of the Bank, including being active in at least two civic or community organizations in Surry, Stokes, and Rockingham County, and perform such other duties as shall, from time to time, be reasonably assigned by the Board of Directors of the Bank (the "Directors"). Upon the request of the Directors, the Officer shall disclose all business activities or commercial pursuits in which Officer is engaged, other than Bank duties.

         2. COMPENSATION. The Bank shall pay the Officer during the term of this Agreement, as compensation for all services rendered by him to the Bank, a base salary at the rate of $244,500 per annum, payable in cash not less frequently than monthly. The rate of such salary shall be reviewed by the Directors not less often than annually and if increased, shall not be decreased during the term of this Agreement. Such rate of salary, or increased rate of salary, as the case may be, may be further increased from time to time in such amounts as the Directors, in their discretion, may decide. In determining salary increases, the Directors shall compensate the Officer for increases in the cost of living and may also provide for performance or merit increases. Participation in the Bank's incentive compensation, deferred compensation, discretionary bonus, profit-sharing, retirement and other employee benefit plans and participation in any fringe benefits shall not reduce the salary payable to the Officer under this Paragraph. In the event of a Change in Control (as defined in Paragraph 10), the Officer's rate of salary shall be increased not less than five percent annually during the term of this Agreement. Any payments made under this Agreement shall be subject to such deductions as are required by law or regulation or as may be agreed to by the Bank and the Officer.

         3. DISCRETIONARY BONUSES. During the term of this Agreement, the Officer shall be entitled, in an equitable manner with all other key management personnel of the Bank, to such discretionary bonuses as may be authorized, declared and paid by the Directors to the Bank's key management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Officer's right to such discretionary bonuses when and as declared by the Directors.

         4. PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS; FRINGE BENEFITS. The Officer shall be entitled to participate in any plan relating to deferred compensation, stock options, stock purchases, pension, thrift, profit sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Bank has adopted, or may, from time to time adopt, for the benefit of its executive employees and for employees generally, subject to the eligibility rules of such plans.

         The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Bank's executive employees, including the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement. Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies promulgated by the Directors. The Bank shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses which the Officer may incur in connection with his services on behalf of the Bank. During the term hereof, the Bank shall also pay the expenses of the Officer's existing cancer insurance policy, special disability coverage, and family medical insurance coverage.

         5. TERM. The initial term of employment under this Agreement shall be for the period commencing upon the effective date of this Agreement and ending December 31, 2004.

         6.       LOYALTY; NONCOMPETITION.

         (a) The Officer shall devote his full efforts and entire business time to the performance of his duties and responsibilities under this Agreement.

         (b) During the term of this Agreement, or any renewals thereof, and for a period of two years after termination, the Officer agrees he will not, within Forsyth, Surry, Stokes and Yadkin Counties, North Carolina, or within 15 miles of any Bank office operated during the term of this Agreement, directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by or connected in any manner with any business which competes with the Bank or any of its subsidiaries without the prior written consent of the Bank; provided, however, that the provisions of this Paragraph shall not apply in the event the Officer's employment is unilaterally terminated by the Bank for Cause, (as such term is defined in Paragraph 8(c) hereof) or in the event the Officer terminates his employment with the Bank after the occurrence of a "Termination Event" (as such term is defined in Paragraph 10(b) hereof) following a "Change of Control" (as such term is defined in Paragraph 10(d) hereof). Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise, up to five percent of the outstanding stock or other security of any corporation which has its securities publicly traded on any recognized securities exchange or in any over-the counter market.

         (c) The Officer agrees he will hold in confidence all knowledge or information of a confidential nature with respect to the business of the Bank or any subsidiary received by him during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Bank. The Officer agrees that he will be liable to the Bank for any damages caused by unauthorized disclosure of such information. Upon termination of his employment, the Officer agrees to return all records or copies thereof of the Bank or any subsidiary in his possession or under his control which relate to the activities of the Bank or any subsidiary.

         (d) The Officer acknowledges that it would not be possible to ascertain the amount of monetary damages in the event of a breach by the Officer under the provisions of this Paragraph 6. The Officer agrees that, in the event of a breach of this Paragraph 6, injunctive relief enforcing the terms of this Paragraph 6 is an appropriate remedy. If the scope of any restriction contained in this Paragraph 6 is determined to be too broad by any court of competent jurisdiction, then such restriction shall be enforced to the maximum extent permitted by law and the Officer consents that the scope of this restriction may be modified judicially.

         7. STANDARDS. The Officer shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Directors. The Bank will provide the Officer with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

         8.       TERMINATION AND TERMINATION PAY.

         (a) The Officer's employment under this Agreement shall be terminated upon the death of the Officer during the term of this Agreement, in which event, the Officer's estate shall be entitled to receive the compensation due the Officer through the last day of the calendar month in which his death shall have occurred and for a period of one month thereafter.

         (b) The Officer's employment under this Agreement may be terminated at any time by the Officer upon 60 days' written notice to the Directors. Upon such termination, the Officer shall be entitled to receive compensation through the effective date of such termination.

         (c) The Directors may terminate the Officer's employment at any time, but any termination by the Directors, other than termination for Cause, shall not prejudice the Officer's right to compensation or other benefits under this Agreement. The Bank shall provide written notice specifying the grounds for termination for Cause. The Officer shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for Cause shall include termination because of the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding such termination, the obligations under Paragraph 6(c) shall survive any termination of employment.

         (d) Subject to the Bank's obligations and the Officer's rights under (i) Title I of the Americans with Disabilities Act, Section 504 of the Rehabilitation Act, and the Family and Medical Leave Act, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies of the Bank, the Officer's employment under this Agreement automatically shall be terminated in the event the Officer becomes disabled during the term of this Agreement and it is determined by the Bank that the Officer is unable to perform the essential functions of his job, with or without reasonable accommodation, under this Agreement for sixty (60) business days or more during any 12-month period. Upon any such termination, the Officer shall be entitled to receive any compensation the Officer shall have earned prior to the date of termination but which remains unpaid, and shall be entitled to any payments provided under any disability income plan of the Bank which is applicable to the Officer.

         In the event of any disagreement between the Officer and the Bank as to whether the Officer is physically or mentally incapacitated such as will result in the termination of the Officer's employment pursuant to this Paragraph 8(d), the question of such incapacity shall be submitted to an impartial physician licensed to practice medicine in North Carolina for determination and who will be selected by mutual agreement of the Officer and the Bank, or failing such agreement, by two (2) physicians (one (1) of whom shall be selected by the Bank and the other by the Officer), and such determination of the question of such incapacity by such physician or physicians shall be final and binding on the Officer and the Bank. The Bank shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 8(d).

         9. ADDITIONAL REGULATORY REQUIREMENTS. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Bank (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

         (a) the Bank is declared by any governmental agency having jurisdiction over the Bank (hereinafter referred to as "Regulatory Authority") to be insolvent, in default or operating in an unsafe or unsound manner; or,

         (b)      in the opinion of counsel to the Bank, such payment or action
(i) would be prohibited by or would violate any provision of state or federal law applicable to the Bank, including, without limitation, the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

         10.      CHANGE IN CONTROL.

         (a) In the event of a termination of the Officer's employment in connection with, or within twenty-four (24) months after, a "Change in Control" (as defined in Subparagraph (d) below) of the Bank other than for Cause (as defined in Paragraph 8), the Officer shall be entitled to receive liquidated damages as set forth in Subparagraph (c) below. Said sum shall be payable as provided in Subparagraph (e) below.

         (b) In addition to any rights the Officer might have to terminate this Agreement contained in Paragraph 8, the Officer shall have the right to terminate this Agreement upon the occurrence of any of the following events (the "Termination Events") within twenty-four months following a Change in Control of the Bank:

                  (i) Officer is assigned any duties and/or responsibilities that are inconsistent with or constitute a demotion or reduction in his position, duties, responsibilities or status at the time of the Change in Control or with his reporting responsibilities or titles with the Bank in effect at such time, regardless of Officer's resulting position; or

                  (ii) Officer's annual base salary rate is reduced below the annual amount in effect as of the effective date of a Change in Control or as the same shall have been increased from time to time following such effective date; or

                  (iii) Officer's life insurance, medical or hospitalization insurance, disability insurance, stock options plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the Officer as of the effective date of the Change in Control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to such Change in Control; or

                  (iv) Officer is transferred to a location which is more than sixty (60) miles from his current principal work location without the Officer's express written consent.

         A Termination Event shall be deemed to have occurred on the date such action or event is implemented or takes effect.

         (c) In the event that the Officer terminates this Agreement pursuant to this Paragraph 10, the Bank will be obligated to pay or cause to be paid to Officer liquidated damages in an amount equal to 2.99 times the Officer's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

         (d) For the purposes of this Agreement, the term Change in Control shall mean any of the following events:

                  (i) After the effective date of this Agreement, any "person" (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or acquires control of, in any manner, the election of a majority of the directors of the Bank; or

                  (ii) The Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where the Bank is not the surviving corporation in such transaction; or

                  (iii) All or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group;

Notwithstanding the other provisions of this Paragraph 10, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Officer and Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement. The merger of the Bank with and into Southern Community Bank and Trust, Winston-Salem, North Carolina is specifically not a Change in Control.

         (e) Such amounts payable pursuant to this Paragraph 10 shall be paid, at the option of the Officer, either in one lump sum or in equal monthly payments following termination of this Agreement.

         (f) Following a Termination Event which gives rise to Officer's rights hereunder, the Officer shall have twelve (12) months from the date of occurrence of the Termination Event to terminate this Agreement pursuant to this Paragraph 10. Any such termination shall be deemed to have occurred only upon delivery to the Bank (or to any successor corporation or other successor) of written notice of termination which describes the Change in Control and the Termination Event. If Officer does not so terminate this Agreement within such twelve-month period, he shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain rights, if any, hereunder with respect to any other Termination Event as to which such period has not expired.

         (g) It is the intent of the parties hereto that all payments made pursuant to this Agreement be deductible by the Bank for federal income tax purposes and not result in the imposition of an excise tax on the Officer. Notwithstanding anything contained in this Agreement to the contrary, any payments to be made to or for the benefit of the Officer which are deemed to be "parachute payments" as that term is defined in Section 280G of the Code, shall be modified or reduced to the extent deemed to be necessary by the Directors to avoid the imposition of excise taxes on the Officer under Section 4999 of the Code or the disallowance of a deduction to the Bank under Section 280(a) of the Code.

         (h) In the event any dispute shall arise between the Officer and the Bank as to the terms or interpretation of this Agreement, including this Paragraph 10, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Paragraph 10 or in defending against any action taken by the Bank, the Bank shall reimburse the Officer for all costs and expenses, proceedings or actions, in the event the Officer prevails in any such action.

         11.      SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, purchase or otherwise, all or substantially all of the assets of the Bank.

         (b) Since the Bank is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

         12. MODIFICATION; WAVIER; AMENDMENTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Bank by such officer as may be specifically designated by the Directors. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this

Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendment or addition to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         13. APPLICABLE LAW. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

         14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15. PREVIOUS AGREEMENT. Contemporaneously with entering into this Agreement, the Officer is entering into a Termination Agreement and Release which terminates the employment agreement between the Officer and the Bank dated November 1, 1991, as more fully set forth in such Termination Agreement and Release.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                                            THE COMMUNITY BANK

                                            BY:_________________________________
                                                   NAME:________________________
                                                   TITLE:_______________________

                                            OFFICER

                                            ____________________________
                                            JAMES O. FRYE

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of ____, 20__, by and between THE COMMUNITY BANK, a North Carolina banking corporation (hereinafter referred to as the "Bank") and MERLE B. ANDREWS of North Carolina (hereinafter referred to as the "Officer").

         For and in consideration of their mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Bank agrees to employ the Officer and the Officer agrees to accept employment upon the terms and conditions stated herein as an Executive Vice President of the Bank and a member of the executive management team of the Bank. The Officer shall render such administrative and management services to the Bank as are customarily performed by persons situated in a similar executive capacity. The Officer shall promote the business of the Bank, including being active in at least two civic or community organizations in Surry or Forsyth County, and perform such other duties as shall, from time to time, be reasonably assigned by the President of the Bank. Upon the request of the President, the Officer shall disclose all business activities or commercial pursuits in which Officer is engaged, other than Bank duties.

         2. COMPENSATION. The Bank shall pay the Officer during the term of this Agreement, as compensation for all services rendered by her to the Bank, a base salary at the rate of $123,000 per annum, payable in cash not less frequently than monthly. The rate of such salary shall be reviewed by the Bank not less often than annually and if increased, shall not be decreased during the term of this Agreement. Such rate of salary, or increased rate of salary, as the case may be, may be further increased from time to time in such amounts as the Bank, in its discretion, may decide. In determining salary increases, the Bank may also provide for performance or merit increases. Participation in the Bank's incentive compensation, deferred compensation, discretionary bonus, profit-sharing, retirement and other employee benefit plans and participation in any fringe benefits shall not reduce the salary payable to the Officer under this Paragraph. In the event of a Change in Control (as defined in Paragraph
10), the Officer's rate of salary shall be increased not less than five percent annually during the term of this Agreement. Any payments made under this Agreement shall be subject to such deductions as are required by law or regulation or as may be agreed to by the Bank and the Officer.

         3. DISCRETIONARY BONUSES. During the term of this Agreement, the Officer shall be entitled, in an equitable manner with all other key management personnel of the Bank, to such discretionary bonuses as may be authorized, declared and paid to the Bank's key management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Officer's right to such discretionary bonuses when and as declared by the Bank.

         4. PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS; FRINGE BENEFITS. The Officer shall be entitled to participate in any plan relating to deferred compensation, stock options, stock purchases, pension, thrift, profit sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Bank has adopted, or may, from time to time adopt, for the benefit of its executive employees and for employees generally, subject to the eligibility rules of such plans.

         The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Bank's executive employees, including the payment of reasonable expenses for continuing education to maintain professional designations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement. Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies of the Bank. The Bank shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses that the Officer may incur in connection with her services on behalf of the Bank. The Bank shall also pay the expenses of the Officer's existing cancer insurance policy.

         5. TERM. The initial term of employment under this Agreement shall be for the period commencing upon the effective date of this Agreement and ending three calendar years from the effective date of this Agreement. On each anniversary of the effective date of this Agreement, the term of this Agreement shall automatically be extended for an additional one year period beyond the then effective expiration date unless written notice from the Bank or the Officer is received 90 days prior to an anniversary date advising the other that this Agreement shall not be further extended; provided that the Bank shall review the Officer's performance annually.

         6.       LOYALTY; NONCOMPETITION.

         (a) The Officer shall devote her full efforts and entire business time to the performance of her duties and responsibilities under this Agreement.

         (b) During the term of this Agreement, or any renewals thereof, and for a period of two years after termination, the Officer agrees she will not, within Forsyth, Surry, Stokes and Yadkin Counties, North Carolina, or within 15 miles of any Bank office operated during the term of this Agreement, directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by or connected in any manner with any business which competes with the Bank or any of its subsidiaries without the prior written consent of the Bank; provided, however, that the provisions of this Paragraph shall not apply in the event the Officer's employment is terminated by the Officer, unilaterally terminated by the Bank for Cause, (as such term is defined in Paragraph 8(c) hereof), or in the event the Officer terminates her employment with the Bank after the occurrence of a "Termination Event" (as such term is defined in Paragraph 10(b) hereof) following a "Change of Control" (as such term is defined in Paragraph 10(d) hereof). Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise, up to five percent of the outstanding stock or other security of any corporation which has its securities publicly traded on any recognized securities exchange or in any over-the counter market.

         (c) The Officer agrees she will hold in confidence all knowledge or information of a confidential nature with respect to the business of the Bank or any subsidiary received by her during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Bank. The Officer agrees that she will be liable to the Bank for any damages caused by unauthorized disclosure of such information. Upon termination of her employment, the Officer agrees to return all records or copies thereof of the Bank or any subsidiary in her possession or under her control which relate to the activities of the Bank or any subsidiary.

         (d) The Officer acknowledges that it would not be possible to ascertain the amount of monetary damages in the event of a breach by the Officer under the provisions of this Paragraph 6. The Officer agrees that, in the event of a breach of this Paragraph 6, injunctive relief enforcing the terms of this Paragraph 6 is an appropriate remedy. If the scope of any restriction contained in this Paragraph 6 is determined to be too broad by any court of competent jurisdiction, then such restriction shall be enforced to the maximum extent permitted by law and the Officer consents that the scope of this restriction may be modified judicially.

         7. STANDARDS. The Officer shall perform her duties and responsibilities under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Bank. The Bank will provide the Officer with the working facilities and staff customary for similar executives and necessary for her to perform her duties.

         8.       TERMINATION AND TERMINATION PAY.

         (a) The Officer's employment under this Agreement shall be terminated upon the death of the Officer during the term of this Agreement, in which event, the Officer's estate shall be entitled to receive the compensation due the Officer through the last day of the calendar month in which her death shall have occurred and for a period of one month thereafter.

         (b) The Officer's employment under this Agreement may be terminated at any time by the Officer upon 60 days' written notice to the Bank. Upon such termination, the Officer shall be entitled to receive compensation through the effective date of such termination.

         (c) The Bank may terminate the Officer's employment at any time, but any termination by the Bank, other than termination for Cause, shall not prejudice the Officer's right to compensation or other benefits under this Agreement. The Bank shall provide written notice specifying the grounds for termination for Cause. The Officer shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for Cause shall include termination because of the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding such termination, the obligations under Paragraph 6(c) shall survive any termination of employment.

         (d) Subject to the Bank's obligations and the Officer's rights under (i) Title I of the Americans with Disabilities Act, Section 504 of the Rehabilitation Act, and the Family and Medical Leave Act, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies of the Bank, the Officer's employment under this Agreement automatically shall be terminated in the event the Officer becomes disabled during the term of this Agreement and it is determined by the Bank that the Officer is unable to perform the essential functions of her job, with or without reasonable accommodation, under this Agreement for sixty (60) business days or more during any 12-month period. Upon any such termination, the Officer shall be entitled to receive any compensation the Officer shall have earned prior to the date of termination but which remains unpaid, and shall be entitled to any payments provided under any disability income plan of the Bank which is applicable to the Officer.

         In the event of any disagreement between the Officer and the Bank as to whether the Officer is physically or mentally incapacitated such as will result in the termination of the Officer's employment pursuant to this Paragraph 8(d), the question of such incapacity shall be submitted to an impartial physician licensed to practice medicine in North Carolina for determination and who will be selected by mutual agreement of the Officer and the Bank, or failing such agreement, by two (2) physicians (one (1) of whom shall be selected by the Bank and the other by the Officer), and such determination of the question of such incapacity by such physician or physicians shall be final and binding on the Officer and the Bank. The Bank shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 8(d).

         9. ADDITIONAL REGULATORY REQUIREMENTS. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Bank (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

         (a) the Bank is declared by any governmental agency having jurisdiction over the Bank (hereinafter referred to as "Regulatory Authority") to be insolvent, in default or operating in an unsafe or unsound manner; or,

         (b)      in the opinion of counsel to the Bank, such payment or action
(i) would be prohibited by or would violate any provision of state or federal law applicable to the Bank, including, without limitation, the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

         10.      CHANGE IN CONTROL.

         (a) In the event of a termination of the Officer's employment in connection with, or within twenty-four (24) months after, a "Change in Control" (as defined in Subparagraph (d) below) of the Bank other than for Cause (as defined in Paragraph 8), the Officer shall be entitled to receive liquidated damages as set forth in Subparagraph (c) below. Said sum shall be payable as provided in Subparagraph (e) below.

         (b) In addition to any rights the Officer might have to terminate this Agreement contained in Paragraph 8, the Officer shall have the right to terminate this Agreement upon the occurrence of any of the following events (the "Termination Events") within twenty-four months following a Change in Control of the Bank:

                  (i) Officer is assigned any duties and/or responsibilities that are inconsistent with or constitute a demotion or reduction in her position, duties, responsibilities or status at the time of the Change in Control or with her reporting responsibilities or titles with the Bank in effect at such time, regardless of Officer's resulting position; or

                  (ii) Officer's annual base salary rate is reduced below the annual amount in effect as of the effective date of a Change in Control or as the same shall have been increased from time to time following such effective date; or

                  (iii) Officer's life insurance, medical or hospitalization insurance, disability insurance, stock options plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the Officer as of the effective date of the Change in Control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to such Change in Control; or

                  (iv) Officer is transferred to a location that is more than sixty (60) miles from her current principal work location without the Officer's express written consent.

         A Termination Event shall be deemed to have occurred on the date such action or event is implemented or takes effect.

         (c) In the event that the Officer terminates this Agreement pursuant to this Paragraph 10, the Bank will be obligated to pay or cause to be paid to Officer liquidated damages in an amount equal to 2.99 times the Officer's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

         (d) For the purposes of this Agreement, the term Change in Control shall mean any of the following events:

                  (i) After the effective date of this Agreement, any "person" (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or acquires control of, in any manner, the election of a majority of the directors of the Bank; or

                  (ii) The Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where the Bank is not the surviving corporation in such transaction; or

                  (iii) All or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group;

Notwithstanding the other provisions of this Paragraph 10, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Officer and Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement. The merger of the Bank with and into Southern Community Bank and Trust, Winston-Salem, North Carolina is specifically not a Change in Control.

         (e) Such amounts payable pursuant to this Paragraph 10 shall be paid, at the option of the Officer, either in one lump sum or in equal monthly payments following termination of this Agreement.

         (f) Following a Termination Event which gives rise to Officer's rights hereunder, the Officer shall have twelve (12) months from the date of occurrence of the Termination Event to terminate this Agreement pursuant to this Paragraph 10. Any such termination shall be deemed to have occurred only upon delivery to the Bank (or to any successor corporation or other successor) of written notice of termination that describes the Change in Control and the Termination Event. If Officer does not so terminate this Agreement within such twelve-month period, she shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain rights, if any, hereunder with respect to any other Termination Event as to which such period has not expired.

         (g) It is the intent of the parties hereto that all payments made pursuant to this Agreement be deductible by the Bank for federal income tax purposes and not result in the imposition of an excise tax on the Officer. Notwithstanding anything contained in this Agreement to the contrary, any payments to be made to or for the benefit of the Officer which are deemed to be "parachute payments" as that term is defined in Section 280G of the Code, shall be modified or reduced to the extent deemed to be necessary by the Bank to avoid the imposition of excise taxes on the Officer under Section 4999 of the Code or the disallowance of a deduction to the Bank under Section 280(a) of the Code.

         (h) In the event any dispute shall arise between the Officer and the Bank as to the terms or interpretation of this Agreement, including this Paragraph 10, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Paragraph 10 or in defending against any action taken by the Bank, the Bank shall reimburse the Officer for all costs and expenses, proceedings or actions, in the event the Officer prevails in any such action.

         11.      SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, purchase or otherwise, all or substantially all of the assets of the Bank.

         (b) Since the Bank is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating her rights or duties hereunder without first obtaining the written consent of the Bank.

         12. MODIFICATION; WAVIER; AMENDMENTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Bank by such officer as may be specifically designated by the Bank. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this

Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendment or addition to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         13. APPLICABLE LAW. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

         14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                                     THE COMMUNITY BANK

                                     BY:   ______________________________
                                           JAMES O. FRYE
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     OFFICER

                                     ____________________
                                     MERLE B. ANDREWS

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                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of ____, 20__, by and between THE COMMUNITY BANK, a North Carolina banking corporation (hereinafter referred to as the "Bank") and JOE I. MARSHALL, JR. of North Carolina (hereinafter referred to as the "Officer").

         For and in consideration of their mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Bank agrees to employ the Officer and the Officer agrees to accept employment upon the terms and conditions stated herein as an Executive Vice President of the Bank. The Officer shall render such administrative and management services to the Bank as are customarily performed by persons situated in a similar executive capacity. The Officer shall promote the business of the Bank, including being active in at least two civic or community organizations in Surry County, and perform such other duties as shall, from time to time, be reasonably assigned by the President of the Bank. Upon the request of the President, the Officer shall disclose all business activities or commercial pursuits in which Officer is engaged, other than Bank duties.

         2. COMPENSATION. The Bank shall pay the Officer during the term of this Agreement, as compensation for all services rendered by him to the Bank, a base salary at the rate of $137,600 per annum, payable in cash not less frequently than monthly. The rate of such salary shall be reviewed by the Bank not less often than annually and if increased, shall not be decreased during the term of this Agreement. Such rate of salary, or increased rate of salary, as the case may be, may be further increased from time to time in such amounts as the Bank, in its discretion, may decide. In determining salary increases, the Bank may also provide for performance or merit increases. Participation in the Bank's incentive compensation, deferred compensation, discretionary bonus, profit-sharing, retirement and other employee benefit plans and participation in any fringe benefits shall not reduce the salary payable to the Officer under this Paragraph. In the event of a Change in Control (as defined in Paragraph
10), the Officer's rate of salary shall be increased not less than five percent annually during the term of this Agreement. Any payments made under this Agreement shall be subject to such deductions as are required by law or regulation or as may be agreed to by the Bank and the Officer.

         3. DISCRETIONARY BONUSES. During the term of this Agreement, the Officer shall be entitled, in an equitable manner with all other key management personnel of the Bank, to such discretionary bonuses as may be authorized, declared and paid to the Bank's key management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Officer's right to such discretionary bonuses when and as declared by the Bank.

         4. PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS; FRINGE BENEFITS. The Officer shall be entitled to participate in any plan relating to deferred compensation, stock options, stock purchases, pension, thrift, profit sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Bank has adopted, or may, from time to time adopt, for the benefit of its executive employees and for employees generally, subject to the eligibility rules of such plans.

         The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Bank's executive employees, including the payment of reasonable expenses for continuing education to maintain professional designations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement. Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies of the Bank. The Bank shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses that the Officer may incur in connection with his services on behalf of the Bank. The Bank shall also pay the expenses of the Officer's existing membership in a country club in Surry County, North Carolina; provided that the Officer shall be responsible for personal use of such club.

         5. TERM. The initial term of employment under this Agreement shall be for the period commencing upon the effective date of this Agreement and ending three calendar years from the effective date of this Agreement.

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

On each anniversary of the effective date of this Agreement, the term of this Agreement shall automatically be extended for an additional one year period beyond the then effective expiration date unless written notice from the Bank or the Officer is received 90 days prior to an anniversary date advising the other that this Agreement shall not be further extended; provided that the Bank shall review the Officer's performance annually.

         6.       LOYALTY; NONCOMPETITION.

         (a) The Officer shall devote his full efforts and entire business time to the performance of his duties and responsibilities under this Agreement.

         (b) During the term of this Agreement, or any renewals thereof, and for a period of two years after termination, the Officer agrees he will not, within Forsyth, Surry, Stokes and Yadkin Counties, North Carolina, or within 15 miles of any Bank office operated during the term of this Agreement, directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by or connected in any manner with any business which competes with the Bank or any of its subsidiaries without the prior written consent of the Bank; provided, however, that the provisions of this Paragraph shall not apply in the event the Officer's employment is unilaterally terminated by the Bank for Cause, (as such term is defined in Paragraph 8(c) hereof) or in the event the Officer terminates his employment with the Bank after the occurrence of a "Termination Event" (as such term is defined in Paragraph 10(b) hereof) following a "Change of Control" (as such term is defined in Paragraph 10(d) hereof). Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise, up to five percent of the outstanding stock or other security of any corporation which has its securities publicly traded on any recognized securities exchange or in any over-the counter market.

         (c) The Officer agrees he will hold in confidence all knowledge or information of a confidential nature with respect to the business of the Bank or any subsidiary received by him during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Bank. The Officer agrees that he will be liable to the Bank for any damages caused by unauthorized disclosure of such information. Upon termination of his employment, the Officer agrees to return all records or copies thereof of the Bank or any subsidiary in his possession or under his control which relate to the activities of the Bank or any subsidiary.

         (d) The Officer acknowledges that it would not be possible to ascertain the amount of monetary damages in the event of a breach by the Officer under the provisions of this Paragraph 6. The Officer agrees that, in the event of a breach of this Paragraph 6, injunctive relief enforcing the terms of this Paragraph 6 is an appropriate remedy. If the scope of any restriction contained in this Paragraph 6 is determined to be too broad by any court of competent jurisdiction, then such restriction shall be enforced to the maximum extent permitted by law and the Officer consents that the scope of this restriction may be modified judicially.

         7. STANDARDS. The Officer shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Bank. The Bank will provide the Officer with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

         8.       TERMINATION AND TERMINATION PAY.

         (a) The Officer's employment under this Agreement shall be terminated upon the death of the Officer during the term of this Agreement, in which event, the Officer's estate shall be entitled to receive the compensation due the Officer through the last day of the calendar month in which his death shall have occurred and for a period of one month thereafter.

         (b) The Officer's employment under this Agreement may be terminated at any time by the Officer upon 60 days' written notice to the Bank. Upon such termination, the Officer shall be entitled to receive compensation through the effective date of such termination.

         (c) The Bank may terminate the Officer's employment at any time, but any termination by the Bank, other than termination for Cause, shall not prejudice the Officer's right to compensation or other benefits under this Agreement. The Bank shall provide written notice specifying the grounds for termination for Cause. The Officer shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for Cause shall include termination because of the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of

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

any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding such termination, the obligations under Paragraph 6(c) shall survive any termination of employment.

         (d) Subject to the Bank's obligations and the Officer's rights under (i) Title I of the Americans with Disabilities Act, Section 504 of the Rehabilitation Act, and the Family and Medical Leave Act, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies of the Bank, the Officer's employment under this Agreement automatically shall be terminated in the event the Officer becomes disabled during the term of this Agreement and it is determined by the Bank that the Officer is unable to perform the essential functions of his job, with or without reasonable accommodation, under this Agreement for sixty (60) business days or more during any 12-month period. Upon any such termination, the Officer shall be entitled to receive any compensation the Officer shall have earned prior to the date of termination but which remains unpaid, and shall be entitled to any payments provided under any disability income plan of the Bank which is applicable to the Officer.

         In the event of any disagreement between the Officer and the Bank as to whether the Officer is physically or mentally incapacitated such as will result in the termination of the Officer's employment pursuant to this Paragraph 8(d), the question of such incapacity shall be submitted to an impartial physician licensed to practice medicine in North Carolina for determination and who will be selected by mutual agreement of the Officer and the Bank, or failing such agreement, by two (2) physicians (one (1) of whom shall be selected by the Bank and the other by the Officer), and such determination of the question of such incapacity by such physician or physicians shall be final and binding on the Officer and the Bank. The Bank shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 8(d).

         9. ADDITIONAL REGULATORY REQUIREMENTS. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Bank (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

         (a) the Bank is declared by any governmental agency having jurisdiction over the Bank (hereinafter referred to as "Regulatory Authority") to be insolvent, in default or operating in an unsafe or unsound manner; or,

         (b)      in the opinion of counsel to the Bank, such payment or action
(i) would be prohibited by or would violate any provision of state or federal law applicable to the Bank, including, without limitation, the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

         10.      CHANGE IN CONTROL.

         (a) In the event of a termination of the Officer's employment in connection with, or within twenty-four (24) months after, a "Change in Control" (as defined in Subparagraph (d) below) of the Bank other than for Cause (as defined in Paragraph 8), the Officer shall be entitled to receive liquidated damages as set forth in Subparagraph (c) below. Said sum shall be payable as provided in Subparagraph (e) below.

         (b) In addition to any rights the Officer might have to terminate this Agreement contained in Paragraph 8, the Officer shall have the right to terminate this Agreement upon the occurrence of any of the following events (the "Termination Events") within twenty-four months following a Change in Control of the Bank:

                  (i) Officer is assigned any duties and/or responsibilities that are inconsistent with or constitute a demotion or reduction in his position, duties, responsibilities or status at the time of the Change in Control or with his reporting responsibilities or titles with the Bank in effect at such time, regardless of Officer's resulting position; or

                  (ii) Officer's annual base salary rate is reduced below the annual amount in effect as of the effective date of a Change in Control or as the same shall have been increased from time to time following such effective date; or

                  (iii) Officer's life insurance, medical or hospitalization insurance, disability insurance, stock options plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the Officer as of the effective date of the Change in Control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to such Change in Control; or

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

                  (iv) Officer is transferred to a location which is more than sixty (60) miles from his current principal work location without the Officer's express written consent.

         A Termination Event shall be deemed to have occurred on the date such action or event is implemented or takes effect.

         (c) In the event that the Officer terminates this Agreement pursuant to this Paragraph 10, the Bank will be obligated to pay or cause to be paid to Officer liquidated damages in an amount equal to 2.99 times the Officer's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

         (d) For the purposes of this Agreement, the term Change in Control shall mean any of the following events:

                  (i) After the effective date of this Agreement, any "person" (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or acquires control of, in any manner, the election of a majority of the directors of the Bank; or

                  (ii) The Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where the Bank is not the surviving corporation in such transaction; or

                  (iii) All or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group;

Notwithstanding the other provisions of this Paragraph 10, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Officer and Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement. The merger of the Bank with and into Southern Community Bank and Trust, Winston-Salem, North Carolina is specifically not a Change in Control.

         (e) Such amounts payable pursuant to this Paragraph 10 shall be paid, at the option of the Officer, either in one lump sum or in equal monthly payments following termination of this Agreement.

         (f) Following a Termination Event which gives rise to Officer's rights hereunder, the Officer shall have twelve (12) months from the date of occurrence of the Termination Event to terminate this Agreement pursuant to this Paragraph 10. Any such termination shall be deemed to have occurred only upon delivery to the Bank (or to any successor corporation or other successor) of written notice of termination which describes the Change in Control and the Termination Event. If Officer does not so terminate this Agreement within such twelve-month period, he shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain rights, if any, hereunder with respect to any other Termination Event as to which such period has not expired.

         (g) It is the intent of the parties hereto that all payments made pursuant to this Agreement be deductible by the Bank for federal income tax purposes and not result in the imposition of an excise tax on the Officer. Notwithstanding anything contained in this Agreement to the contrary, any payments to be made to or for the benefit of the Officer which are deemed to be "parachute payments" as that term is defined in Section 280G of the Code, shall be modified or reduced to the extent deemed to be necessary by the Bank to avoid the imposition of excise taxes on the Officer under Section 4999 of the Code or the disallowance of a deduction to the Bank under Section 280(a) of the Code.

         (h) In the event any dispute shall arise between the Officer and the Bank as to the terms or interpretation of this Agreement, including this Paragraph 10, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Paragraph 10 or in defending against any action taken by the Bank, the Bank shall reimburse the Officer for all costs and expenses, proceedings or actions, in the event the Officer prevails in any such action.

         11.      SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, purchase or otherwise, all or substantially all of the assets of the Bank.

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

         (b) Since the Bank is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

         12. MODIFICATION; WAVIER; AMENDMENTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Bank by such officer as may be specifically designated by the Bank. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendment or addition to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         13. APPLICABLE LAW. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

         14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                                            THE COMMUNITY BANK

                                            BY:  ______________________________
                                                 JAMES O. FRYE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                            OFFICER

                                            ____________________
                                            JOE I. MARSHALL, JR.

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